UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NKGen Biotech, Inc.
(Name of Registrant as Specified In Its Charter)

__________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NKGen Biotech, Inc.
3001 Daimler St.
Santa Ana, California 92705
(949) 396-6830

To the Stockholders of NKGen Biotech, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of NKGen Biotech, Inc. on August 28, 2024. The Annual Meeting will begin at 3:00 P.M. Eastern Time at the offices of Winston & Strawn LLP located at 800 Capitol Street, Suite 2400, Houston, Texas, 77002 United States.

Information regarding each of the matters to be voted on at the Annual Meeting is contained in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. We urge you to read the proxy statement carefully. The proxy statement and proxy card are being mailed to all stockholders of record as of July 11, 2024.

Because it is important that your shares be voted at the Annual Meeting, we urge you to complete, date and sign the enclosed proxy card and return it as promptly as possible in the accompanying envelope, whether or not you plan to attend. Even after returning your proxy, if you are a stockholder of record and do attend the meeting and wish to vote your shares in person, you still may do so.

Very truly yours,
NKGen Biotech, Inc.
By:	/s/ Paul Y. Song
Paul Y. Song
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials
for the Annual Shareholder Meeting to be Held on August 28, 2024:
Electronic Copies of the Proxy Statement and our 2023 Annual Report on Form 10-K, and amendment thereto on Form 10-K/A, are available at https://www.cstproxy.com/nkgenbiotech/2024

NKGen Biotech, Inc.
3001 Daimler St.
Santa Ana, California 92705
(949) 396-6830

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 28, 2024

TO THE STOCKHOLDERS OF NKGEN BIOTECH, INC.:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders of NKGen Biotech, Inc. (the “Company”) will be held at the offices of Winston & Strawn LLP located at 800 Capitol Street, Suite 2400, Houston, Texas, 77002 United States, on August 28, 2024 at 3:00 p.m. Eastern Time, for the following purposes, as described in the accompanying Proxy Statement:

1.      To elect one Board nominee to the Board of Directors of the Company, to serve until the 2027 annual meeting of stockholders of the Company or until such person’s successor is qualified and elected.

2.      To approve of the potential issuance of shares of common stock in excess of 19.99% of our outstanding shares of common stock pursuant to Nasdaq listing rules.

3.      To authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve any of the above proposals.

Only stockholders of record of the Company at the close of business on July 11, 2024, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of these stockholders will be open for the examination of any stockholder of record at the Company’s principal executive offices located at 3001 Daimler St. Santa Ana, California 92705 for a period of ten days prior to the Annual Meeting. The Annual Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,
NKGEN BIOTECH, INC.
/s/ Paul Y. Song
Santa Ana, California	Paul Y. Song
July 22, 2024	Chief Executive Officer

Page
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
WHY DID YOU SEND ME THIS PROXY STATEMENT?	1
WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?	1
WHO MAY VOTE ON THESE PROPOSALS?	1
HOW MANY VOTES DO I HAVE?	1
WHY WOULD THE ANNUAL MEETING BE POSTPONED?	1
HOW DO I VOTE BY PROXY?	2
HOW DO I VOTE IN PERSON?	2
MAY I REVOKE MY PROXY?	3
WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?	3
ARE THERE ANY RIGHTS OF APPRAISAL?	4
WHO BEARS THE COST OF SOLICITING PROXIES?	4
WHERE ARE NKGEN’ PRINCIPAL EXECUTIVE OFFICES?	4
HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT NKGEN?	4
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS	8
GOVERNANCE OF THE COMPANY	11
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	18
RELATED PARTY TRANSACTIONS	23
PROPOSAL 1: ELECTION OF DIRECTORS	29
PROPOSAL 2: TO APPROVE OF THE POTENTIAL ISSUANCE OF SHARES OF COMMON STOCK IN EXCESS OF 19.99% OF OUR OUTSTANDING SHARES OF COMMON STOCK PURSUANT TO NASDAQ LISTING RULES	30
PROPOSAL 3: TO AUTHORIZE THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING OR ADJOURNMENT OR POSTPONEMENT THEREOF TO APPROVE ANY OF THE ABOVE PROPOSALS	43
AUDIT COMMITTEE REPORT	44
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K	45
OTHER PROPOSED ACTION	45
HOUSEHOLDING OF PROXY MATERIALS	45
STOCKHOLDER PROPOSALS AND SUBMISSIONS	46

i

NKGEN BIOTECH, INC.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 28, 2024

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of NKGen Biotech, Inc., a Delaware corporation, for use at the Annual Meeting of NKGen Biotech’s stockholders to be held on August 28, 2024 (the “Annual Meeting”). The Annual Meeting will begin at 3:00 P.M. Eastern Time at the offices of Winston & Strawn LLP located at 800 Capitol Street, Suite 2400, Houston, Texas, 77002 United States. This proxy statement summarizes the information you need to make an informed vote on the proposals to be considered at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card using the envelope provided. The terms “NKGen,” “Company,” “we,” or “our” refer to NKGen Biotech, Inc.

WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?

We will address the following proposals at the Annual Meeting:

1.      To elect one Board nominee to the Board of Directors of the Company, to serve until the 2027 annual meeting of stockholders of the Company or until such person’s successor is qualified and elected.

2.      To approval of the potential issuance of shares of common stock in excess of 19.99% of our outstanding shares of common stock pursuant to Nasdaq listing rules.

3.      To authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve any of the above proposals.

WHO MAY VOTE ON THESE PROPOSALS?

We will send this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about July 24, 2024, to all stockholders as of July 11, 2024 (the “Record Date”). Stockholders who owned shares of our common stock at the close of business on the Record Date are entitled to vote at the Annual Meeting on all matters properly brought before the Annual Meeting.

On the Record Date, we had 25,771,132 shares of issued and outstanding common stock entitled to vote at the Annual Meeting.

HOW MANY VOTES DO I HAVE?

Each share of common stock is entitled to one vote on each matter presented at the Annual Meeting. Cumulative voting is not permitted.

WHY WOULD THE ANNUAL MEETING BE POSTPONED?

The Annual Meeting will be postponed if a quorum is not present on August 28, 2024. The presence in person or by proxy of at least a majority of the voting power of the outstanding shares of our common stock outstanding as of the Record Date will constitute a quorum and is required to transact business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

Abstentions and broker non-votes are treated as shares present or represented at the meeting but are not counted as votes cast. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting.

HOW CAN I ATTEND THE ANNUAL MEETING?

You are entitled to attend the Annual Meeting only if you were a NKGen shareholder as of the close of business on July 11, 2024 or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a shareholder of record, your name will be verified against the list of shareholders of record on the record date prior to your being admitted to the Annual Meeting. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to the record date, a copy of the voting instructions provided by your broker, trustee or nominee or other similar evidence of ownership. If you do not provide photo identification or comply with the procedures outlined above upon request, you will not be admitted to the Annual Meeting. The Annual Meeting is scheduled to begin promptly at 3:00 P.M. Eastern Time on August 28, 2024.

HOW CAN I VOTE MY SHARES IN PERSON AND PARTICIPATE AT THE ANNUAL MEETING?

Shares held in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

HOW DO I VOTE WITHOUT ATTENDING THE MEETING?

Vote via Proxy

Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

1.      FOR the election of the Board’s nominee to our Board of Directors.

2.      FOR approval of the potential issuance of shares of common stock in excess of 19.99% of our outstanding shares of common stock pursuant to Nasdaq listing rules.

3.      FOR approval to authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve any of the above proposals.

If any other matters are presented, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

Vote via Telephone

If you are a stockholder of record, you may call 1 (866) 894-0536, toll-free in the United States, U.S. territories and Canada, and use any touch-tone telephone to transmit your vote up until 11:59 P.M., Eastern Time, August 27, 2024 (the day before the Annual Meeting). Have your proxy card in hand when you call and then follow the instructions.

Vote via Internet

If you are a stockholder of record, you may use the Internet to transmit your vote up until 11:59 P.M., Eastern Time, August 27, 2024 (the day before the Annual Meeting). Visit www.cstproxyvote.com and have your proxy card in hand when you access the website and follow the instructions. You will need your control number and Request IDs to vote.

If you hold your shares in “street name,” that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

MAY I REVOKE MY PROXY?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in three ways:

1.      You may send in another proxy with a later date.

2.      You may notify us in writing (or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the Annual Meeting that you are revoking your proxy.

3.      You may vote in person at the Annual Meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Proposal 1:    Election of Director.

A plurality of the eligible votes cast is required to elect director nominees, and as such, the nominee who receives the greatest number of “For” votes cast by stockholders, entitled to vote at the meeting, will be elected. A nominee who receives a plurality means he or she has received more “For” votes than any other nominee for the same director’s seat. Broker non-votes will have no effect on this proposal.

Proposal 2:    To approval of the potential issuance of shares of common stock in excess of 19.99% of our outstanding shares of common stock pursuant to Nasdaq listing rules.

Approval of Proposal 2 requires the affirmative vote of a majority of the shares entitled to vote on this proposal. Abstentions will have the effect of a vote against this proposal.

Proposal 3:    To authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve any of the above proposals.

The approval of Proposal 3 requires the number of votes cast in favor of the proposal to exceed the number of votes cast against the action. Abstentions and broker non-votes will have no effect on this proposal.

Other Business That Is Properly Brought Before the Annual Meeting

If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares in its discretion on routine matters. However, absent your instructions, the record holder will not be permitted to vote your shares on a non-routine matter, which are referred to as “broker non-votes”, properly brought before the meeting. Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal, but will be counted in determining whether there is a quorum present.

ARE THERE ANY RIGHTS OF APPRAISAL?

The Board of Directors is not proposing any action for which the laws of the State of Delaware, our Second Amended and Restated Certificate of Incorporation (the “Charter”) or our Amended and Restated Bylaws (the “NKGen Bylaws”) provide a right of a stockholder to obtain appraisal of or payment for such stockholder’s shares.

WHO BEARS THE COST OF SOLICITING PROXIES?

We will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition, our directors, our executive officers and certain of our employees may, without additional compensation, solicit proxies by mail, in person, by telephone or other electronic means or by means of press release or other public statements. We have engaged Morrow Sodali LLC to assist us in soliciting proxies for the Annual Meeting. We expect the fees payable to Morrow Sodali LLC will be approximately $8,500 plus reimbursement of disbursements.

WHO CAN HELP ANSWER MY QUESTIONS?

If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card, you may contact our proxy solicitor:

Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Individuals call toll-free (800) 662-5200
Banks and brokers call (203) 658-9400
Email: NKGN.info@investor.morrowsodali.com

WHERE ARE NKGEN’S PRINCIPAL EXECUTIVE OFFICES?

The principal executive offices of NKGen are located at 3001 Daimler St. Santa Ana, California 92705, and our telephone number is (949) 396-6830.

HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT NKGEN?

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that we file reports, proxy statements and other information with the SEC. The U.S. Securities and Exchange Commission (the “SEC”) maintains a website that contains reports, proxy and information statements and other information regarding companies, including NKGen, that file electronically with the SEC. The SEC’s website address is www.sec.gov. In addition, our filings may be inspected and copied at the public reference facilities of the SEC located at 100 F Street, N.E. Washington, DC 20549.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of July 22, 2024, regarding beneficial ownership of our common stock by:

•        each of our directors;

•        each of our named executive officers;

•        all directors and officers as a group; and

•        each person, or group of affiliated persons, known by us to beneficially own more than five percent of our shares of common stock.

Beneficial ownership is determined according to the rules of the SEC, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes warrants and options that are currently exercisable or exercisable within 60 days. Each director or officer, as the case may be, has furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply.

Name of Beneficial Owner(1)	Number of Shares of NKGen common stock Beneficially Owned	Percentage of Outstanding NKGen Common Stock
Directors and Executive Officers
Sangwoo Park(2)	12,843,790	45.71%
Paul Y. Song, M.D.(3)	613,437	2.34%
Kathleen Scott(4)	83,333	*
Michael Klowden(5)	83,333	*
James A. Graf(6)	7,689,577	24.79%
Yong Man Kim, Ph.D.(7)	94,052	*
Pierre Gagnon(8)	189,808	*
Marco Gottardis(9)	16,667	*
All executive officers and directors after the business combination as a group (7 individuals)	21,597,330	74.65%
Five Percent Holders
NKMAX Co., Ltd.(10)	12,170,612	43,75%
Graf Acquisition Partners IV LLC(11)	7,681,417	25.49%
Meteora Entities(12)	2,794,657	9.99%
Polar Multi-Strategy Master Fund(13)	2,390,000	8.83%
Sandia Entities(14)	1,732,680	6.44%

____________

*        Less than 1%

(1)      Unless otherwise noted, the business address of each of the following entities or individuals is c/o NKGen Biotech, Inc., 3001 Daimler Street, Santa Ana, California 92705.

(2)      Consists of (i) 397,378 shares of NKGen common stock held directly by Mr. Park, (ii) 275,800 shares of NKGen common stock issuable to Mr. Park pursuant to NKGen options that are exercisable within 60 days, (iii) 10,120,612 shares of NKGen common stock held of record by NKMAX Co., Ltd. (“NKMAX”), (iv) 1,000,000 shares of NKGen common stock issuable pursuant to the exercise of warrants (the “SPA Warrants”) at an exercise price of $11.50 per share, which were issued pursuant to the Securities Purchase Agreement (as defined below) held directly by NKMAX, and (v) up to approximately 1,050,000 shares of NKGen common stock issuable pursuant to the conversion of the $10,000,000 aggregate principal amount of 5.0% / 8.0% Convertible Senior Notes due 2027 (the “Senior Convertible Notes”), which have a conversion price of $10.00 per share, that were issued in a private placement pursuant to the securities purchase agreement dated September 15, 2023 (the “Securities Purchase Agreement”) held directly by NKMAX, calculated based on the principal amount of the Senior Convertible Notes, and all accrued and unpaid and yet to be accrued amounts of

PIK interest under the Senior Convertible Notes within 60 days. Mr. Park is the chairman of NKMAX and therefore may be deemed to have voting and dispositive power with respect to the shares of NKGen common stock held by record by NKMAX, Mr. Park disclaims beneficial ownership over such securities except to the extent of his pecuniary interest therein. The business address of NKMAX is 1F/6F, SNUH Healthcare Innovation Park, 172, Dolma-ro, Bundang-gu, Seongnam-si, Gyeonggi-do, 13605, Republic of Korea.

(3)      Consists of (i) 170,305 shares of NKGen common stock held directly by Dr. Song, and (ii) 443,132 shares of NKGen common stock issuable pursuant to NKGen options that are exercisable within 60 days.

(4)      Consists of 83,333 shares of NKGen common stock issuable pursuant to NKGen options that are exercisable within 60 days.

(5)      Consists of 83,333 shares of NKGen common stock issuable pursuant to NKGen options that are exercisable within 60 days.

(6)      Consists of (i) 2,436,744 shares of NKGen common stock directly held by Graf Acquisition Partners IV LLC (the “Sponsor”), (ii) 6,800 public shares of NKGen common stock held by Mr. Graf, (iii) 4,721,533 shares of NKGen common stock underlying 4,721,533 warrants (the “Private Warrants”) originally issued in a private placement to the Sponsor in connection with the initial public offering of Graf Acquisition Corp. IV (“Graf”) held directly by the Sponsor, (iv) 1,360 shares of NKGen common stock underlying 1,360 warrants (the “Public Warrants”) originally issued as part of the units in the initial public offering of Graf held directly by Mr. Graf, and (v) 523,140 shares of NKGen common stock underlying the 523,140 warrants issued to the Sponsor in connection with the conversion of working capital loans (the “Working Capital Warrants”) held directly by the Sponsor. James A. Graf, the managing member of the Sponsor and the Sponsor’s parent entity, has the sole voting and investment discretion with respect to the Founder Shares held by the Sponsor. Mr. Graf may be deemed to share voting and dispositive control over the shares held by the Sponsor. Mr. Graf disclaims beneficial ownership over such securities except to the extent of his pecuniary interest therein. The business address of the Sponsor and Mr. Graf is 1790 Hughes Landing Blvd., Suite 400, The Woodlands, TX 77380.

(7)      Consists of (i) 28,384 shares of NKGen common stock held directly by Dr. Kim and (ii) 65,668 shares of NKGen common stock issuable pursuant to NKGen Options that are exercisable within 60 days.

(8)      Consists of 189,808 shares of NKGen common stock issuable pursuant to NKGen Options that are exercisable within 60 days.

(9)      Consists of 16,667 shares of NKGen common stock issuable pursuant to NKGen options that are exercisable within 60 days.

(10)    Consists of the shares in items (iii) – (v) in Footnote (2) set forth above. NKMAX donated an aggregate of 2,500,000 shares of NKGen common stock to eight charitable organizations or entities, including Alzheimer’s Drug Discovery Foundation, Alzheimer’s Research and Prevention Foundation, American Brian Foundation, Korea AI Blockchain Convergence, Korean Brain Research Institute, Korean Institute of Economic and Social Studies, The Earthshine Charity Ltd, and The University of Chicago, for no consideration on December 15, 2023. Mr. Park is the chairman of NKMAX and therefore may be deemed to have voting and dispositive power with respect to the shares of NKGen common stock held by record by NKMAX. Mr. Park disclaims beneficial ownership over such securities except to the extent of his pecuniary interest therein. The business address of NKMAX is 1F/6F, SNUH Healthcare Innovation Park, 172, Dolma-ro, Bundang-gu, Seongnam-si, Gyeonggi-do, 13605, Republic of Korea.

(11)    Represents (i) 2,436,744 shares of NKGen common stock directly held by the Sponsor, (ii) 4,721,533 shares of NKGen common stock underlying 4,721,533 Private Warrants held directly by the Sponsor, and (iii) 523,140 shares of NKGen common stock underlying the 523,140 Working Capital Warrants held directly by the Sponsor. James A. Graf, the managing member of the Sponsor and the Sponsor’s parent entity, has the sole voting and investment discretion with respect to the Founder Shares held by the Sponsor. The business address of the Sponsor is 1790 Hughes Landing Blvd., Suite 400, The Woodlands, Texas 77380.

(12)   Represents (i) 1,167,990 shares of NKGen common stock issuable to Meteora Select Trading Opportunities Master, LP, Meteora Capital Partners, LP and Meteora Strategic Capital, LLC (collectively, “Meteora Entities”) under the forward purchase agreement, dated September 22, 2023, as amended December 26, 2023, January 2, 2024, January 11, 2024 and February 21, 2024, (ii) 500,000 shares of NKGen common stock issued as consideration in connection with the securities purchase agreement dated March 26, 2024 and letter agreement dated April 28, 2024 (the “First Meteora SPA”), (iii) 166,667 shares of NKGen common stock issued as consideration in connection with the securities purchase agreement dated May 7, 2024 (the “Second Meteora SPA” and together with the First Meteora SPA, the “Meteora SPAs”), and (iv) 953,000 shares of NKGen common stock underlying 855,000 PIPE Warrants held by the Meteora Entities. Excludes (a) 1,046,998 shares of NKGen common stock issuable on the exercise of the remaining 1,046,998 warrants (the “PIPE Warrants”) issued pursuant to those certain subscription agreements, dated September 26, 2023 and September 27, 2023, due to a 9.99% ownership limitation in the PIPE Warrants that limits the exercise of such warrants by the Meteora Entities; (b) 308,000 shares of NKGen common stock underlying the $550,000 aggregate principal amount of the 12% unsecured promissory notes entered into pursuant to the Meteora SPAs (the “Meteora Notes”), due to a 4.99% ownership limitation in the Meteora Notes that limits the conversion of such note by the Meteora Entities; and (c) 880,000 shares of NKGen common stock issuable on the exercise of warrants (the “Meteora Warrants”) issued pursuant to the Meteora SPAs, due to a 4.99% ownership limitation in the Meteora Warrants that limits the exercise of such warrants by the Meteora Entities. Voting and investment power over the securities held by these entities resides with its investment manager, Meteora Capital, LLC. Mr. Vik Mittal serves as the managing member of Meteora Capital, LLC and may be deemed to be the beneficial owner of the securities held by such entities. Mr. Mittal disclaims any beneficial ownership over such securities except to the extent of his pecuniary interest therein. The business address of Meteora Entities is 1200 N Federal Hwy, Ste 200, Boca Raton, FL 33432.

(13)    Consists of (i) 1,080,000 shares of NKGen common stock held directly by Polar Multi-Strategy Master Fund (the “Polar Fund”), (ii) 60,000 shares of NKGen common stock underlying 60,000 public warrants held directly by the Polar Fund, and (iii) 1,250,000 shares of NKGen common stock underlying the 1,250,000 PIPE Warrants held directly by the Polar Fund. The Polar Fund is under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as investment advisor of the Polar Fund and has control and discretion over the shares held by the Polar Fund. As such, PAMPI may be deemed to be the beneficial owner of the shares held by the Polar Fund. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The business address of Polar Multi-Strategy Master Fund is 16 York Street, Suite 2900, Toronto, Ontario M5J 0E6.

(14)    Consists of (i) an aggregate of 248,360 shares of NKGen common stock issued pursuant to the forward purchase agreement, dated September 26, 2023, as amended January 19, 2024 and April 18, 2024, (ii) an aggregate of 333,334 shares of NKGen common stock issued under the securities purchase agreement dated April 1, 2024 and letter agreement dated April 28, 2024 (the “Sandia SPA”), (iii) 16,667 shares of NKGen common stock held by Andrew Bail pursuant to the short term bridge note dated February 20, 2024, as amended and restated on April 19, 2024 (the “AB Note”), (iv) 12,320 shares of NKGen common stock issuable pursuant to the conversion of the AB Note held directly by Andrew Bail, calculated based on the remaining outstanding balance of the AB Note, (v) 122,000 shares of NKGen common stock issuable upon exercise of the warrant pursuant to the AB Note; and (vi) 999,999 shares of NKGen common stock underlying the 999,999 PIPE Warrants held directly by HF Fund LP. Excludes (a) 123,200 shares of NKGen common stock convertible under the $220,000 principal amount of the 12% unsecured promissory note entered into pursuant to the Sandia SPA (the “Sandia Note”), and (b) 440,000 shares of NKGen common stock issuable upon exercise of the warrants (the “Sandia Warrants”) issued pursuant to the Sandia SPA granted under the Sandia SPA due to a 4.99% ownership limitation in the Sandia Note and Sandia Warrants that limits the conversion of such note and warrants by Sandia. Voting and investment power over the securities held by the foregoing entities and individuals resides with Sandia. Sandia Investment Management LLC is the general partner of Sandia. Tim Sichler serves as founder and chief information officer of the general partner of Sandia, and in such capacity may be deemed to be the beneficial owner. Each of the parties to this footnote disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest the party may have therein. The business address of these entities, Mr. Bail and Mr. Sichler is 201 Washington Street, Boston, MA 02108.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Our business and affairs are managed by or under the direction of the NKGen Board, which has five members. The following table sets forth the name, age and position of each of the directors and executive officers as of the date hereof.

Name	Age	Position
Executive Officers and Directors
Paul Song, M.D.	58	Chief Executive Officer, Director and Chairperson of the NKGen Board
Yong Man Kim, Ph.D.	57	Chief Scientific Officer
Pierre Gagnon	51	Chief Operating Officer
James A. Graf	59	Interim Chief Financial Officer
Non-Employee Directors
Michael Klowden(1)(2)(3)	79	Director
Kathleen Scott(1)(2)(3)	55	Director
Sangwoo Park	54	Director
Marco Gottardis(1)(2)(3)	67	Director

____________

(1)      Member of the Audit Committee.

(2)      Member of the Compensation Committee.

(3)      Member of the Nominating and Corporate Governance Committee.

Executive Officers and Directors

Paul Song, M.D.    Dr. Song has served as our Chief Executive Officer and a member of the NKGen Board since September 2023. He has served as Chairperson of the NKGen Board since March 2024. Dr. Song served as Chief Executive Officer and Vice Chairman of Legacy NKGen from December 2022 to September 2023. He served as Chief Medical Officer of NKMAX, a public Korean biotech company that specializes in the development and manufacture of antibodies and proteins, from March 2016 to January 2021. Dr. Song co-founded and served as Chief Executive Officer and director of Fuse Biotherapeutics, Inc., a private immune modulating therapeutics company, from June 2021 to January 2023. Dr. Song has served as a director of PeproMeme Bio, a private CAR-T company, since March 2022. He is currently on the advisory board of the Pritzker School of Molecular Engineering at The University of Chicago and a director of Mercy Corps and Gideon’s Promise. Dr. Song graduated with honors from the University of Chicago and received his M.D. degree from George Washington University. He completed his residency in radiation oncology at The University of Chicago where he served as Chief Resident and did a brachytherapy fellowship at the Institute Gustave Roussy in Villejuif, France. He was also awarded an ASTRO research fellowship in 1995 for his research in radiation inducible gene therapy.

Yong Man Kim, Ph.D.    Dr. Kim has served as our Chief Scientific Officer since September 2023. Dr. Kim served as Chief Scientific Officer of Legacy NKGen from January 2020 to September 2023, and a director of Legacy NKGen from November 2021 to September 2023. Dr. Kim has served as the Chief Scientific Officer of NKMAX, a public Korean biotech company that specializes in the development and manufacture of antibodies and proteins, since September 2017, and a director since March 2021. Prior to his professional career, Dr. Kim was a research professor at Wonkwang University School of Medicine. He has been a visiting Fellow for the Genetic Pharmacology Unit in NINDS, the neurobiological branch of the National Institute of Health. He had his Post-Doc. at the Department of Immunology at the Korea Research Institute of Bioscience and Biotechnology. He earned his PhD in Cell Biology from Chungnam National University in Korea.

Pierre Gagnon.    Mr. Gagnon has served as our Chief Operating Officer since September 2023. Mr. Gagnon served as our Chief Operating Officer of Legacy NKGen from November 2021 to September 2023. Prior to that, he served as Global Operations Director of NKMAX, a public Korean biotech company specializing in in the development and manufacture of antibodies and proteins, since August 2009, and as a director from March 2013 to June 2019. He has served as director of ATGEN Canada, Inc. since May 2013. Mr. Gagnon earned his B.A. degree in Business Administration from University of Quebec in Canada.

James A. Graf.    Mr. Graf has served our Interim Chief Financial Officer since September 2023. Mr. Graf served as the chief executive officer of Graf from its inception in January 2021 through the closing of the Business Combination in September 2023. Mr. Graf has served as chief executive officer, chief financial officer and a director of Graf Global Corp. (NYSE: GRAF.U) since November 2021. Mr. Graf served as an independent director of Catcha Investment Corp. (NYSE: CHAA) from February 2021 to July 2024. Mr. Graf served as the chief executive officer of Graf Industrial Corp., a blank check company, from June 2018 through its business combination with

Velodyne Lidar, Inc. in September 2020. Mr. Graf served as a director of Graf Industrial Corp. from June 2018 to September 2019 and served as a director of Velodyne Lidar, Inc. from September 2020 to February 2021. Mr. Graf served as a director of Platinum Eagle Acquisition Corp. from January 2018 through its business combination with Target Logistics Management, LLC and RL Signor Holdings, LLC in March 2019. Mr. Graf served as the vice president, chief financial officer and treasurer of Double Eagle Acquisition Corp. from its inception in June 2015 through its business combination with Williams Scotsman, Inc. in November 2017. He served as vice president, chief financial officer, treasurer and secretary of Silver Eagle Acquisition Corp. from its inception in April 2013 through Silver Eagle’s business combination with Videocon d2h and he served as vice president, chief financial officer, treasurer and secretary of GEE from its inception in February 2011 to its business combination with Row 44, Inc. and Advanced Inflight Alliance AG in January 2013. He was vice chairman of Global Entertainment AG, the German entity holding GEE’s equity in AIA from 2013 to 2014 and special advisor to GEE in 2013. He served as a special advisor to Videocon d2h from 2015 to 2016. From 2008 to 2011 Mr. Graf served as a managing director of TC Capital Ltd., an investment bank, in Singapore. From 2007 to 2008, Mr. Graf was engaged as a consultant to provide financial advisory services to Metro- Goldwyn-Mayer, Inc. In 2001, Mr. Graf founded and became chief executive officer of Praedea Solutions, Inc., an enterprise software company with operations in the United States, Malaysia and Ukraine. The assets of Praedea Solutions, Inc. were sold in 2006 to a Mergent Inc., a wholly-owned subsidiary of Xinhua Finance Ltd. and renamed Mergent Data Technology, Inc., where Mr. Graf continued to serve as Chief Executive Officer from 2006 to 2007. Praedea Solutions Inc. was renamed PSI Capital Inc. and currently serves as an investment holding company for Mr. Graf’s private investments. Mr. Graf continues to be chief executive of PSI Capital Inc. Prior to founding Praedea, Mr. Graf was a managing director at Merrill Lynch, in Singapore from 1998 to 2000 and a consultant to Merrill Lynch in 2001. From 1996 to 1998, Mr. Graf served as a director and then managing director and president of Deutsche Bank’s investment banking entity in Hong Kong, Deutsche Morgan Grenfell (Hong Kong) Ltd. From 1993 to 1996, he was a vice president at Smith Barney in Hong Kong and Los Angeles. From 1987 to 1993, Mr. Graf was an analyst and then associate at Morgan Stanley in New York, Los Angeles, Hong Kong and Singapore. Mr. Graf received a Bachelor of Arts degree from The University of Chicago in 1987.

Non-Employee Directors

The NKGen Board consists of five directors. In addition to Dr. Song, the NKGen’s directors are:

Michael Klowden.    Mr. Klowden has served as a member of NKGen Board since September 2023. Mr. Klowden is currently serving as the executive vice chairman of the board of the Milken Institute, a non- profit, nonpartisan think tank. Prior to this position, Mr. Klowden served as the Milken Institute’s chief executive officer for 21 years, during which time the institute enhanced its reputation and its worldwide outreach, its annual global conference became one of the world’s premier business, finance, and policy gatherings, and multiple specialized centers at the institute were created, including the Asia Center, the California Center, FasterCures, the Center for Financial Markets, the Center for the Future of Aging, the Center for Public Health, and the Center for Strategic Philanthropy. Prior to joining the Milken Institute, Mr. Klowden worked as president of Jefferies Group Inc. (“Jefferies”), a global investment bank and institutional securities firm, from 1995 to 2000, where he was responsible for directing the firm’s transition from a trading firm to a full-service investment bank. Prior to joining Jefferies, Mr. Klowden was a senior partner at the international law firm Morgan, Lewis & Bockius LLP from 1978 to 1995, where he served as a member of the firm’s management committee, was managing partner of the Los Angeles office, and national vice chairman of the firm’s business and finance practice. Mr. Klowden received a bachelor’s degree from The University of Chicago, where he has served as a trustee, and a J.D. from Harvard Law School.

Kathleen Scott.    Ms. Scott has served as a member of NKGen Board since September 2023. Ms. Scott has been serving as the chief financial officer of ARS Pharmaceuticals, Inc. (“ARS Pharma”) (Nasdaq: SPRY) since February 2022. Prior to joining ARS Pharma, Ms. Scott was the chief financial officer of various life science companies, including Neurana Pharmaceuticals, Inc. from January 2017 to March 2022, Recros Medica, Inc. from August 2014 to April 2021, Adigica Health, Inc. from February 2016 to March 2021 and Clarify Medical, Inc. from August 2014 to December 2016. Ms. Scott serves on the boards of directors of Dermata Therapeutics, Inc. (Nasdaq: DRMA), where she has served since August 2021, the YMCA of San Diego County and Corporate Directors Forum, and previously served as a member of the board of Conatus Pharmaceuticals Inc. from November 2019 to May 2020. Ms. Scott previously served as a partner at RA Capital Advisors LLC, a San Diego private investment bank, providing financial advisory services and completing mergers, acquisitions, divestitures and restructurings for a broad range of corporate clients, from 1994 to 2010. Ms. Scott started her career as an auditor in Arthur Andersen’s San Diego office, focusing on both public and private clients. Ms. Scott holds a bachelor’s degree in economics/business from the University of California, Los Angeles and is a CPA and CFA charter holder.

Sangwoo Park.    Mr. Park has served as a member of the NKGen Board since September 2023. Mr. Park served as Chairperson of the NKGen Board from September 2023 to March 2024. Mr. Park served as Founder and Executive Chairman of Legacy NKGen from May 2019 to September 2023, and a director of Legacy NKGen from December 2017 to September 2023. Mr. Park has served as the Founder and Chairman of NKMAX Co., Ltd., a public Korean biotech company that specializes in the development and manufacture of antibodies and proteins, since January 2002, and Chief Executive Officer since March 31, 2023. He is currently serves as Chairman and Chief Executive Officer of several subsidiaries and affiliates of NKMAX Co. Ltd.: NKMAX Japan Inc. since November 2017, NKMAX H&D Co., Ltd since June 2016, CoAsia Biotech Inc. since April 2016, ATGEN America, Inc. since February 2014, ATGEN Canada, Inc. since September 2013, and ATGEN Japan, Inc. since September 2017. Mr. Park earned his B.A. degree in economics from Korea University, Seoul Korea.

Marco Gottardis.    Dr. Gottardis is the owner of and has served as a consultant at Gottardis Biotech LLC, a biopharmaceuticals and research and development consultancy firm, since February 2023. Dr. Gottardis previously served as Senior VP of Business Development and Scientific Strategy at Replay Bio Holdings, a cell and gene therapy company, from February 2023 to March 2024. Dr. Gottardis also served as Vice President of Oncology Innovation at Janssen Pharmaceuticals, a pharmaceuticals company and wholly owned subsidiary of Johnson & Johnson (NYSE: JNJ), where he led strategy and implementation of novel research platforms from July 2021 to February 2023. Prior to being named Vice President of Oncology Innovation, Dr. Gottardis served as Vice President of Oncology and Prostate Cancer Disease Area Stronghold Leader at Janssen Pharmaceuticals, where he led the prostate cancer research and development portfolio from September 2012 to July 2021. Dr. Gottardis holds a Bachelor of Science degree in Biology from Columbia University and a Ph. D in Human Oncology from the University of Wisconsin-Madison. Dr. Gottardis bring to the Board extensive managerial and research and development experience in the biopharmaceuticals industry.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

No executive officer or director is a party in a legal proceeding adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries. No executive officer or director has been involved in the last ten years in any of the following:

•        Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•        Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•        Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•        Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•        Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

•        Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

GOVERNANCE OF THE COMPANY

Our Board of Directors

Our Board of Directors (the “NKGen Board” or “Board”) oversees the business affairs of NKGen and monitors the performance of management. Pursuant to our members of the Board discussed various business matters informally on numerous occasions throughout the year 2023. During 2023 the Board held 3 meetings. In addition to meetings of the full Board of Directors, our Board has established an audit committee, compensation committee, and nominating and corporate governance committee. During 2023, these Board committees held an additional 3 meetings during the year. Specifically, the breakdown of the committee meetings for 2023 are as follows: 2 for the audit committee, 1 for the compensation committee, and 0 for the nominating and corporate governance committee. We believe that such interaction between fellow Board members and with management provided proper oversight of the Company. Each incumbent director attended at least 75% of the total number of meetings of the Board and committee meetings of which such director was a member (held during the period for which such director was in office).

In accordance with the terms of our Charter, the NKGen Board is divided into three classes, Class I, Class II and Class III, with, only one class of directors being elected in each year and each class serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Messrs. Song and Klowden were appointed to serve as Class II directors, with terms expiring at the Company’s second annual meeting of stockholders following the closing of our business combination on September 29, 2023 (the “Closing”); and Mr. Park and Ms. Scott were appointed to serve as Class III directors, with terms expiring at the Company’s third annual meeting of stockholders following the Closing. Alana McNulty was appointed to serve as Class I director, with a term expiring at the Company’s first annual meeting stockholders following the Closing. Ms. McNulty resigned from the NKGen Board in February 2024. On July 11, 2024, Marco Gottardis was appointed to serve as Class I director with a term expiring at the Company’s first annual meeting stockholders following the Closing.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified, or their earlier resignation, removal, retirement or death. This classification of the NKGen Board may have the effect of delaying or preventing changes in our control or management. Our directors may be removed for cause by the affirmative vote of the holders of at least 66 2/3% of our voting stock.

Director Independence

Based on information provided by each director concerning his or her background, employment and affiliations each of the directors on the NKGen Board, other than Mr. Park and Dr. Song qualifies as independent directors, as defined under Nasdaq’s listing rules (the “Nasdaq listing rules”). As of the date of this proxy statement, the Company has three independent directors, Mr. Klowden, Ms. Scott and Mr. Gottardis, and is in full compliance with Nasdaq Listing Rule 5605(b)(1), which requires that each company listed on Nasdaq maintains a majority independent board. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications and operations of the audit committee, as discussed below.

The Company received a non-compliance notification from Nasdaq on February 13, 2024, related to our failure to maintain a majority independent board. In accordance with Nasdaq Listing Rule 5605(b)(1)(A), the Company has a “cure period” of until the earlier of the Company’s next annual shareholders’ meeting or February 4, 2025, or if the next annual shareholders’ meeting is held before August 2, 2024, then the Company must evidence compliance no later than August 2, 2024. The Company appointed Mr. Gottardis to the NKGen Board and the audit committee on July 11, 2024, within the cure period (the “Cure Period”).

Role of the NKGen Board in Risk Oversight/Risk Committee

One of the key functions of the NKGen Board is informed oversight of our risk management process. The NKGen Board does not have a standing risk management committee, but rather administers this oversight function directly through the NKGen Board as a whole, as well as through various standing committees of the NKGen Board that address risks inherent in their respective areas of oversight. In particular, the NKGen Board is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our compensation committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Board Committees

Effective upon the consummation of our business combination on September 29, 2023 (the “Business Combination”), the NKGen Board established an audit committee, a compensation committee and a nominating and corporate governance committee. The NKGen Board has adopted a charter for each of these committees, which comply with the applicable requirements of current Nasdaq listing rules. In addition, from time to time, special committees may be established under the direction of the NKGen Board when the board deems it necessary or advisable to address specific issues. We intend to comply with future requirements to the extent they will be applicable to the Company. Copies of the charters for each committee are available on the investor relations portion of our website.

Audit Committee

Our audit committee consists of Kathleen Scott, Michael Klowden, Marco Gottardis. The NKGen Board determined that each of the members of the audit committee satisfies the independence requirements of the Nasdaq listing rules and Rule 10A-3 under the Exchange Act. Each member of the audit committee can read and understand fundamental financial statements in accordance with applicable audit committee requirements. In arriving at this determination, the NKGen Board examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

Alana McNulty served as a member of the audit committee from her appointment in September 2023 to February 4, 2024, the effective date of her resignation. Due to her resignation, our audit committee is not in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which require at least three independent directors serve on the audit committee. In accordance with Nasdaq Listing Rule 5605(b)(1)(A), we came into compliance with such rule upon the appointment of Marco Gottardis to the audit committee on July 11, 2024, during the Cure Period.

Kathleen Scott serves as the chair of the audit committee. The NKGen Board determined that Kathleen Scott qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, the NKGen Board considered Kathleen Scott’s formal education and previous experience in financial roles. Both our independent registered public accounting firm and management periodically will meet privately with our audit committee.

The functions of this committee include, among other things:

•        evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•        reviewing our financial reporting processes and disclosure controls;

•        reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•        reviewing the adequacy and effectiveness of our internal control policies and procedures, including reviewing, with the independent auditors, management’s plans with respect to the responsibilities, budget, staffing and effectiveness of our internal audit function;

•        reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by us;

•        obtaining and reviewing at least annually (if required by applicable stock exchange listing requirements) or as otherwise determined, a report by our independent auditors describing the independent auditors’

internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review, or any inquiry or investigation by governmental or professional authorities;

•        monitoring the rotation of partners of our independent auditors on NKGen’s engagement team as required by law;

•        at least annually, reviewing relationships that may reasonably be thought to bear on the independence of the committee, receiving and reviewing a letter from the independent auditor affirming their independence, discussing the potential effects of any such relationship, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•        reviewing our annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” and discussing the statements and reports with our independent auditors and management;

•        reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls and critical accounting policies;

•        reviewing with management and our independent auditors any earnings announcements, disclosures and other financial information and guidance;

•        establishing procedures for the review, retention and investigation of complaints received by us regarding financial controls, accounting, auditing or other matters;

•        preparing the report that the SEC requires in our annual proxy statement;

•        reviewing and providing oversight of any related party transactions in accordance with our related party transaction policy;

•        reviewing and discussing with management risks related to data privacy, technology and information security, including cybersecurity, back-up of information systems, and policies and procedures that we have in place to monitor and control such exposures;

•        reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

•        reviewing any analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•        reviewing with management and the independent auditors any disagreement between them regarding financial reporting, accounting practices or policies, or other matters, that individually or in the aggregate could be significant to our financial statements or the independent auditor’s report, reviewing management’s response, and resolving any other conflicts or disagreements regarding financial reporting;

•        considering and reviewing with management, the independent auditors, and outside advisors or accountants any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding our financial statements or accounting policies;

•        reviewing with management legal and regulatory compliance and any material current, pending or threatened legal matters; and

•        reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

The composition and function of the audit committee complies with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and the Nasdaq listing rules.

Compensation Committee

NKGen’s compensation committee consists of Kathleen Scott, Michael Klowden and Marco Gottardis. Kathleen Scott serves as the chair of the compensation committee. The NKGen Board determined that each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of Nasdaq. The functions of the committee include, among other things:

•        reviewing and approving the corporate objectives that pertain to our overall compensation strategy and policies;

•        reviewing and approving annually the compensation and other terms of employment of our executive officers and other members of senior management, in the compensation committee’s discretion;

•        reviewing and approving the type and amount of compensation to be paid or awarded to our non-employee board members;

•        administering NKGen’s equity incentive plans and other benefit plans;

•        reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material arrangements with our executive officers and other members of senior management, in the compensation committee’s discretion;

•        reviewing and establishing appropriate insurance coverage for our directors and officers;

•        reviewing and discussing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•        preparing an annual report on executive compensation that the SEC requires in our annual proxy statement;

•        reviewing NKGen’s practices and policies for employee compensation as related to risk management and risk-taking incentives to determine if such compensation policies and practices are reasonably likely to have a material adverse effect on us;

•        establishing and monitoring stock ownership guidelines for our directors and executive officers, if and as determined to be necessary or appropriate;

•        providing recommendations to the NKGen Board on compensation-related proposals to be considered at our annual meeting of stockholders;

•        reviewing and discussing with management, if appropriate, the independence of and any conflicts of interest raised by the work of a compensation consultant, outside legal counsel, or advisor hired by the compensation committee or management and how such conflict is being addressed for disclosure in the appropriate filing or report;

•        annually reviewing and discussing with management our human capital management practices with respect to its employees and, where applicable, independent contractors;

•        approving and modifying, as needed, clawback policies allowing us to recoup improper compensation paid to employees; and

•        reviewing and evaluating on an annual basis the performance of the compensation committee and recommending such changes as deemed necessary with the NKGen Board.

The composition and function of the compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq listing rules.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Kathleen Scott, Michael Klowden and Marco Gottardis. Michael Klowden serves as the chair of the nominating and corporate governance committee. The NKGen Board determined that each of the members of our nominating and corporate governance committee satisfies the independence requirements of Nasdaq. The functions of this committee include, among other things:

•        determining the qualifications, qualities, skills and other expertise required to be a director of NKGen, and developing and recommending to the NKGen Board for approval criteria to be considered in selecting nominees for director;

•        identifying, reviewing and making recommendations of candidates to serve on the NKGen Board, including incumbent directors for reelection;

•        evaluating the performance of the NKGen Board, committees of the NKGen Board and individual directors and determining whether continued service on the NKGen Board is appropriate;

•        periodically reviewing and making recommendations to the NKGen Board regarding NKGen’s process for stockholder communications with the NKGen Board, and making such recommendations to the NKGen Board with respect thereto;

•        evaluating nominations by stockholders of candidates for election to the NKGen Board;

•        evaluating the structure and organization of the NKGen Board and its committees and making recommendations to the NKGen Board for approvals;

•        considering possible conflicts of interest of officers and directors as set forth in NKGen’s code of business conduct and ethics;

•        reviewing and considering environmental, social responsibility and sustainability and governance matters as it determines appropriate and making recommendations to the NKGen Board regarding, or taking action with respect to, such matters;

•        periodically reviewing NKGen’s corporate governance guidelines and code of business conduct and ethics and recommending to the NKGen Board any changes to such policies and principles;

•        developing and periodically reviewing with NKGen’s Chief Executive Officer the plans for succession for NKGen’s Chief Executive Officer and other executive officers, as it sees fit, and making recommendations to the Board with respect to the selection of appropriate individuals to succeed to these positions;

•        considering the NKGen Board’s leadership structure, including the separation of the roles of chairperson of the NKGen Board and the Chief Executive Officer and/or the appointment of a lead independent director;

•        periodically reviewing the processes and procedures used by NKGen to provide information to the NKGen Board and its committees and the scope of such information and making recommendations to the NKGen Board and management for improvement as appropriate; and

•        reviewing periodically the nominating and corporate governance committee charter and recommending any proposed changes to the NKGen Board, including undertaking an annual review of its own performance.

The composition and function of the nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq listing rules.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has ever been one of our executive officers or employees. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the NKGen Board or compensation committee.

Limitation on Liability and Indemnification of Directors and Officers

Our Charter, which became effective upon the Closing of the Business Combination, eliminates the liability of our officer and directors for monetary damages to the fullest extent permitted by applicable law. The Delaware General Corporation Law, as amended (the “DGCL”) provides that officers and directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties, except for liability:

•        for any transaction from which the director or officer derives an improper personal benefit;

•        for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•        for any unlawful payment of dividends or redemption of shares by directors; or

•        for any breach of a director’s or officer’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of officers and directors, then the liability of our officers and directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The NKGen Bylaws require us to indemnify and advance expenses to, to the fullest extent permitted by applicable law, its directors, officers and agents. We plan to maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, our Charter prohibits any retroactive changes to the rights or protections or increase the liability of any officer or director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

In addition, we entered into separate indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request.

We believe these provisions in our Charter and NKGen Bylaws are necessary to attract and retain qualified persons as directors and officers.

Board Member Attendance at Annual Meetings

Our Board is expected to attend the Annual Meeting absent unusual circumstances. This Annual Meeting will be our first.

Nomination of Director Candidates

Candidates for nomination to our Board are selected by our Board based on the recommendation of our nominating and corporate governance committee in accordance with its charter, our Charter and the NKGen Bylaws, our Principles of Corporate Governance and the criteria approved by our Board regarding director candidate qualifications.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. Our nominating and corporate governance committee does not have a formal policy with regard to the consideration of diversity in identifying director candidates, but seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and our stockholders. Candidates whose evaluations are favorable are recommended by our nominating and corporate governance committee to the full Board for consideration. The full Board selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual meeting.

A stockholder wishing to nominate a candidate for election to our Board at any annual meeting at which the Board has determined that one or more directors will be elected must submit a written notice of his or her nomination of a candidate to the chairperson of the nominating and corporate governance committee (c/o the Corporate Secretary), providing the candidates name, biographical data and other relevant information together with a consent from the nominee. Pursuant to NKGen Bylaws, the submission must be received at our principal executive offices not later than the close of business on the 90th day, nor earlier than the 120th day, prior to the first anniversary of the immediately preceding year’s annual meeting so as to permit the Board of Directors time to evaluate the qualifications of the nominee.

In addition to satisfying the foregoing requirements under NKGen Bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act to comply with the universal proxy rules. The requirements under the universal proxy rules are in addition to the applicable procedural requirements under NKGen Bylaws described above.

Diversity of Directors

The following table summarizes certain self-identified characteristics of our directors, utilizing the categories and terms set forth in applicable Nasdaq rules and related guidance (as of July 22, 2024):

Board Diversity Matrix (As of July 22, 2024)
Total Number of Directors	5
	Male	Female
Gender
Directors	4	1
Number of Directors who identify in Any of the Categories Below:
White	2	1
Asian	2

Stockholder Communications with Directors

Persons wishing to write to our Board, or to a specified director or committee of the Board, should send correspondence to the Corporate Secretary at 3001 Daimler St. Santa Ana, California 92705. Electronic submissions of stockholder correspondence will not be accepted.

The Corporate Secretary will forward to the directors all communications that, in his or her judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board or to the affairs of NKGen. Any correspondence received that is addressed generically to the Board will be forwarded to the chairperson of the Board.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

The NKGen Board adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all of NKGen’s employees, executive officers and directors. The Code of Conduct is available on NKGen’s website at www.nkgenbiotech.com. Information contained on or accessible through NKGen’s website is not a part of this prospectus, and the inclusion of NKGen’s website address in this prospectus is an inactive textual reference only. The nominating and corporate governance committee of the NKGen Board is responsible for overseeing the Code of Conduct.

Insider Trading Policy

We have adopted an Insider Trading Policy that governs the purchase, sale and/or other dispositions of the Company’s securities by our directors, officers and employees, as well as their immediate family members and entities controlled by them, and that is designed to promote compliance with insider trading laws, rules and regulations.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

This section provides an overview of NKGen’s executive compensation programs as they relate to the executive officers named below (the “named executive officers”), including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

The Board of Directors of NKGen Operating Biotech, Inc. (f/k/a NKGen Biotech Inc.) (“Legacy NKGen”) prior to the Business Combination (the “Legacy NKGen Board”) has historically determined the compensation of Legacy NKGen’s Chief Executive Officer. The Legacy NKGen Chief Executive Officer has historically determined the compensation for executives that report to him, except that all bonus awards and equity awards were approved by the Legacy NKGen Board. Following the Closing, the compensation committee of the NKGen Board and the NKGen Board, as applicable, will determine the compensation of our executive officers. For the year ended December 31, 2023, NKGen’s named executive officers were:

•        Paul Y. Song, M.D., NKGen’s Chief Executive Officer, Vice Chairman and a member of the NKGen Board;

•        Pierre Gagnon, NKGen’s Chief Operating Officer;

•        Yong Man Kim, Ph.D., NKGen’s Chief Science Officer; and

•        Jill M. Jene, Ph.D., NKGen’s Former Chief Business Officer.

2023 Summary Compensation Table

The following table presents information regarding the compensation awarded by, earned by or paid to our named executive officers during the fiscal years ended December 31, 2023 and December 31, 2022.

Name and Principal Position	Position	Year	Salary ($)	Bonus ($)	Stock Options ($)(1)	All Other Compensation ($)	Total ($)
Paul Y. Song, M.D.(2)	Chief Executive	2023	500,000	150,000	2,678,322	—	3,328,322
	Officer	2022	365,769	—	—	—	365,769
Pierre Gagnon	Chief Operating	2023	300,000	60,000	844,880	—	1,204,880
	Officer	2022	300,000	16,000	—	—	316,000
Yong Man Kim, Ph.D.(3)	Chief Science Officer	2023	60,000	—	749,259	—	809,259
Jill M. Jene, Ph.D.(4)	Former Chief	2023	93,646	—	1,135,774	116,000	1,345,420
	Business Officer	2022	163,077	—	—	—	163,077

____________

(1)      The amounts reported in this column for 2023 represent the grant date fair value of incentive stock options issued under the 2019 Equity Incentive Plan granted during 2023. The grant date fair value of the options has been determined in accordance Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718. With respect to the amounts reported in these columns, there can be no assurance that these values will ever be realized. See Note 10, “Stockholders’ Equity,” to the consolidated financial statements filed with our annual report on Form 10-K for the fiscal year ended December 31, 2023, for the assumptions made in determining these values.

(2)      This value for 2022 represents cash compensation in exchange for services provided under the consulting agreement between Dr. Song and NKGen that terminated on December 28, 2022 in connection with Dr. Song being hired as Chief Executive Officer and Vice Chairman of NKGen. For additional information, please see the section titled “Related Party Transactions.”

(3)      Dr. Kim became an NEO for the first time in 2023, the only 2023 compensation is required to be reported. Dr. Kim’s base salary rate and other compensation reflect his service to the Company as a part-time employee.

(4)      Dr. Jene has served as Chief Business Officer of NKGen from July 2022 through March 2023. Amounts reported in the “All Other Compensation” column for Dr. Jene represent a lump sum payment of $108,000 in cash severance and a payment of $8,000 representing a reimbursement of legal fees incurred by Dr. Jene in connection with negotiating her separation agreement. In addition, in connection with Dr. Jene’s separation from the Company, the stock options that were granted in 2023 were unvested on the date she separated from the Company, and thus were forfeited.

Narrative to Summary Compensation Table

Base Salaries

Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance, as well as considering market competitive levels. Below are the changes made in 2023 to our named executive officers base salary rates:

•        Dr. Song’s annual base salary rate of $500,000 for 2023 stayed the same as the rate established for Dr. Song on December 28, 2022, in connection with his appointment as Legacy NKGen’s CEO.

•        Mr. Gagnon’s annual base salary rate stayed the same as it was for 2022, at 300,000.

•        Dr. Kim’s annual base salary rate for 2023 was $60,000. Dr. Kim’s salary rate reflects his status as a part-time employee.

•        Dr. Jene’s annual base salary rate starting at the beginning of 2023 was $400,000, until her separation from the Company in March 2023.

Bonuses

In 2023, Dr. Song and Mr. Gagnon each earned a discretionary bonus of $150,000 (paid on March 30, 2023) and $60,000 (paid on October 20, 2023), respectively. Our other two named executive officers did not receive any bonus payments in 2023.

Benefits Plans

We maintain the NKGen Retirement Savings 401(k) Plan (the “401(k) Plan”) for our U.S.-based employees, including the named executive officers, who satisfy certain eligibility requirements. The 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The named executive officers are eligible to participate in the 401(k) Plan on the same basis as our other employees. The Code allows eligible employees to contribute, on a pre-tax basis, a portion of their salary, within prescribed limits, through contributions to the 401(k) Plan. Contributions are allocated to each participant’s account and are then invested in selected investment alternatives according to each participant’s directions. We do not provide for a discretionary matching contribution.

Equity Compensation

We did not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them prior to the Closing. We generally used equity incentive awards to compensate our executive officers in the form of initial grants in connection with the commencement of employment and also at various other times during their employment. Accordingly, the NKGen Board’s practice has been to periodically review the equity incentive compensation of NKGen’s executive officers and from time-to-time grant equity incentive awards to such executives in the form of stock options.

In January and February 2023, the Legacy NKGen Board granted stock option awards to our executive officers, reflected in the Outstanding Equity Awards table below.

Following the Closing, our compensation committee oversees the compensation policies, plans and programs and reviews and determines compensation to be paid to executive officers, directors and other senior management, as appropriate. The compensation policies followed by us are intended to provide for compensation that is sufficient to attract, motivate and retain executives of the Company and potential other individuals and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

Outstanding Equity Awards as of December 31, 2023

The following table provides information regarding outstanding stock options held by our named executive officers as of December 31, 2023.

	Option Awards(1)
Name	Grant Date	Number of Securities Underlying unexercised options (#) exercisable	Number of Securities Underlying unexercised options (#) unexercisable	Option Exercise Price ($)	Option Expiration Date
Paul Y. Song, M.D.	2/3/2023(2)	—	393,312	$6.67	2/3/2033
	1/17/2023(3)	20,930	62,792	$6.67	1/17/2033
Pierre Gagnon	2/3/2023(2)	78,375	72,105	$6.67	2/3/2033
	10/23/2019(4)	11,353	—	$0.32	10/23/2029
Yong Man Kim, Ph.D.	2/3/2023(2)	—	133,450	$6.67	2/3/2033
Jill M. Jene, Ph.D.(5)

____________

(1)      All stock options were granted under the NKGen Biotech, Inc. 2019 Equity Incentive Plan (the “2019 Plan”), as described in more detail under “— Equity Incentive and Other Compensation Plans” below. All of the stock options were granted with a per share exercise price equal to the fair value of one share of NKGen’s common stock on the date of grant, as determined in good faith by the NKGen Board.

(2)      On February 3, 2023, Legacy NKGen granted to each of Dr. Song, Mr. Gagnon and Dr. Kim an option to purchase the number of shares of common stock reflected above. 25% of the shares vest on the one-year anniversary of the grant date (except for Mr. Gagnon, whose award will vest on the one-year anniversary of November 1, 2021) and the remaining 75% vesting in equal monthly installments over the following 36-month period.

(3)      On January 17, 2023, Dr. Song was granted an option to purchase the number of shares of common stock reflected above. 25% of the shares vesting on the one-year anniversary of December 28, 2022 and the remaining 75% vesting in equal monthly installments over the following 36-mointh period.

(4)      Reflects Mr. Gagnon’s fully-vested stock options outstanding as of December 31, 2023.

(5)      Dr. Jene forfeited her stock options when she separated from Legacy NKGen.

Equity Incentive Plans

2023 Plan

We established the 2023 Equity Incentive Plan in connection with the Closing in 2023. The purpose of the 2023 Equity Incentive Plan is: (i) to secure and retain the services of employees, non-employee directors and consultants, (ii) to provide incentives for such persons to exert maximum efforts for the success of the Company and any affiliate, and (iii) to provide a means by which such persons may be given an opportunity to benefit from increases in value of the common stock through the granting of awards. The 2023 Equity Incentive Plan provides for the grant of awards in the form of incentive stock options within the meaning of Section 422 of the Code, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other forms of awards. A total of 14,341,200 shares of common stock was initially reserved and available for issuance under the 2023 Equity Incentive Plan, plus the number of shares of common stock that are automatically added on January 1st of each year for a period of up to ten years commencing on January 1, 2024 and ending on (and including) January 1, 2033, in an amount equal to (i) 5% of the total number of shares of the Fully Diluted Common Stock (as defined in the 2023 Equity Incentive Plan) determined as of the day prior to such increase, or (ii) such lesser amount determined by the NKGen Board prior to January 1 of a given year.

2019 Plan

Historically we maintained the 2019 Equity Incentive Plan, which allowed us to make equity incentive awards to Legacy NKGen’s employees, directors and consultants. Upon the effective date of the 2023 Equity Incentive Plan, we ceased using the 2019 Equity Incentive Plan for making equity awards. The 2019 Equity Incentive Plan provided for the grant of awards in the form of incentive stock options within the meaning of Section 422 of the Code, nonqualified stock options and restricted stock. A total of 8,723,922 shares of Legacy NKGen common stock was initially reserved and available for issuance under the 2019 Equity Incentive Plan. Awards previously granted under the plan remain subject to its terms.

2023 ESPP

In connection with the Closing, we adopted the 2023 Employee Stock Purchase Plan (“ESPP”), a broad-based benefit plan in which our employees, including our NEOs, may purchase shares of NKGen’s common stock. The ESPP includes an initial share reserve of 1,195,100 shares of common stock issuance pursuant to future grants under the ESPP, plus the number of shares of common stock that are automatically added on January 1st of each year for a period of up to ten years commencing on January 1, 2024 and ending on (and including) January 1, 2033, in an amount equal to the lesser of (i) 2% of the total number of shares of the Fully Diluted Common Stock (as defined in the ESPP) determined as of the day prior to such increase, and (ii) 2,390,200 shares of common stock (equal to 200% of the ESPP’s initial share reserve).

Agreements with NEOs

The Company has entered into agreements with certain NEOs, the material terms of which are summarized below. Each offer letter described below contains confidentiality, at-will employment, and dispute resolution provisions. Capitalized terms appearing in the following descriptions but not defined therein are defined in the applicable agreement. The below summary is qualified in all respects by reference to the underlying agreement.

Paul Song, M.D.    Dr. Song is a party to an offer letter with Legacy NKGen, dated December 26, 2022 (the “Song Offer Letter”), under which he serves as Chief Executive Officer of NKGen. The Song Offer Letter provides for an annual base salary of $500,000, a target annual bonus opportunity equal to 50% of his annual base salary during the relevant performance period, and the option to purchase 205,000 shares of the Legacy NKGen’s common stock (or 83,722 shares of NKGen’s common stock post-Closing) under the 2019 Equity Incentive Plan. Additionally, the letter provides that Dr. Song is entitled to severance payments under certain situations (as described in the Potential Payments Upon Termination or Change in Control section).

Pierre Gagnon.    Mr. Gagnon is a party to an offer letter with Legacy NKGen, dated October 15, 2021 (the “Gagnon Offer Letter”), under which he serves as the Chief Operating Officer. The Gagnon Offer Letter provides for an annual base salary of $300,000.

Yong Man Kim.    Dr. Kim is a party to an offer letter with Legacy NKGen, dated December 15, 2019 (the “Kim Offer Letter”), under which he serves as Chief Scientific Officer. The Kim Offer Letter provides for an annual base salary of $60,000 and the opportunity to purchase shares of the Company’s common stock under the Company’s 2019 Equity Incentive Plan.

Jill M. Jene, Ph.D.    Dr. Jene is a party to a separation agreement and general release with Legacy NKGen dated August 24, 2023 (the “Jene Separation Agreement”), under which Dr. Jene received a severance payment of $108,000 and $8,000 in reimbursed legal fees. The Jene Separation Agreement included a confidentiality and non-disclosure agreement.

Potential Payments Upon Termination or Change in Control

Other than Dr. Song, our NEOs are generally ineligible for any payments or benefits on a termination for any reason and/or a change in control.

For Dr. Song, under the Song Offer Letter, if his employment is terminated without Cause (as defined in the Song Offer Letter) by the Company, he is entitled to receive the continuation of his then-current base salary for 18 months and up to 12 months of COBRA premiums.

If Dr. Song’s employment is terminated by the Company without Cause or by Dr. Song with Good Reason (as defined in the Song Offer Letter) on or within the 12 months following a Change in Control (as defined in the Song Offer Letter), subject to satisfying certain conditions, Dr. Song would be entitled to (i) a lump-sum cash payment equal to 24 months of his then-current base salary; (ii) payment of a pro rata portion of his annual bonus for the year of termination; (iii) up to 16 months of COBRA premiums; (iv) accelerated vesting and exercisability of all outstanding time-based stock options and other time-based equity awards held by Dr. Song; and (v) an extension of the period of time during which Dr. Song may exercise any vested, outstanding and unexercised stock options then held by Dr. Song until the earlier of (a) the 1-year anniversary of his separation date; (b) the expiration date of the option; or (c) such earlier date as provided or permitted under the applicable equity plan.

Non-Employee Director Compensation

As of the date of the Closing, we had three non-employee directors and employee directors, Dr. Paul Song and Sangwoo Park. Dr. Song does not receive any additional compensation for his pre-Closing service on the Legacy NKGen Board or post-Closing service on the NKGen Board. For a description of Dr. Song’s compensation and employment agreement, see the sections titled “Compensation of Directors and Executive Officers — 2023 Summary Compensation” and “Compensation of Directors and Executive Officers — Agreements with NEOs.” In 2023, Sangwoo Park served as the Executive Chairman of the Legacy NKGen Board pre-Closing and the NKGen Board post-Closing as well as an employee of Legacy NKGen pre-Closing and NKGen post-Closing. Mr. Park did not receive any additional compensation for his 2023 board service. For additional information on Mr. Park’s compensation as an NKGen employee, please see the section titled “Related Party Transactions.”

The NKGen Board expects to review director compensation periodically to ensure that director compensation remains competitive such that NKGen is able to recruit and retain qualified directors. NKGen has developed a non-employee directors’ compensation program that is designed to align compensation with NKGen’s business objectives and the creation of stockholder value, while enabling NKGen to attract, retain, incentivize and reward directors who contribute to the long-term success of NKGen. The details of the program are as follows:

•        Annual Board Cash Retainer — $40,000

•        Audit Committee Chair — $15,000

•        Compensation Committee Chair — $10,000

•        Nominating and Governance Committee Chair — $8,000

•        Audit Committee Member — $7,500

•        Compensation Committee Member — $5,000

•        Nominating and Governance Committee Member — $4,000

Non-employee directors’ cash fees have been deferred until the Company is able to meet certain funding goals set by the compensation committee of the NKGen Board.

On February 12, 2024, we granted two of our non-employee directors, Mr. Klowden and Ms. Scott, an option to purchase 300,000 shares of NKGen common stock, with an exercise price of $1.62. The option vests in equal monthly installments beginning on the vesting commencement date of October 1, 2023, and ending on October 1, 2026, subject to the director’s continued service with NKGen through each applicable vesting date.

On July 11, 2024, we granted Dr. Gottardis an option to purchase 300,000 shares of NKGen common stock, with an exercise price of $2.00. The option vests in equal monthly installments beginning on the vesting commencement date of July 11, 2024, and ending on July 11, 2027, subject to Dr. Gottardis’s continued service with NKGen through each applicable vesting date.

RELATED PARTY TRANSACTIONS

Other than the compensation arrangements for our directors and executive officers, which are described in the section of this prospectus entitled “Compensation of Directors and Executive Officers”, below is a description of transactions since January 1, 2022, to which we were a party or will be a party, in which:

•        the amounts involved exceeded or will exceed $120,000 or 1% of our average total assets at year-end for the last two completed fiscal years; and

•        any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Graf Related Party Transactions

Founder Shares

Contemporaneously with the execution of that certain Agreement and Plan of Merger, dated as of April 14, 2023 (the “Merger Agreement”), Graf and NKGen entered into an amended and restated sponsor support and lockup agreement by and among Graf, the Sponsor, Legacy NKGen and certain of Graf’s directors and officers entered into in connection with the execution of the Merger Agreement, as amended and restated from time to time (the “Sponsor Support and Lockup Agreement”). In connection with the amended and restated Sponsor Support and Lockup Agreement, of the 4,290,375 shares of Graf formerly held by Graf’s sponsor and insiders (“Founder Shares”): (i) 1,773,631 shares were forfeited, (ii) 1,173,631 shares became restricted shares subject to vesting conditions (“Deferred Founder Shares”), and (iii) the remaining 1,343,113 shares are subject to trading restrictions for up to two years and continued to be outstanding and fully vested shares.

Deferred Founder Shares do not have voting rights, do not participate in dividends and are not transferrable. During the vesting period of five years from Closing (“Vesting Period”), if the trading price or price per share consideration upon a change in control for Common Stock is greater than or equal to $14.00 at any 20 trading days in a 30 consecutive trading-day period, then 873,631 Deferred Founder Shares will immediately vest; and if greater than or equal to $20.00 at any 20 trading days in a 30 consecutive trading-day period, then an additional 300,000 Deferred Founder Shares will immediately vest. In the event there is a sale of the Company, then immediately prior to the consummation of such sale, the calculated Acquiror Sale Price, as defined in the agreement, will take into account the number of Deferred Founder Shares that will vest upon a change in control. Upon the expiration of the Vesting Period, unvested Founder Shares will be forfeited and cancelled for no consideration.

Private Warrants

Simultaneously with the closing of Graf’s initial public offering, consummated on May 25, 2021, through the sale of 17,161,500 units at $10.00 per unit (the “Graf IPO”), Graf consummated the private placement of 4,433,333 Private Warrants at a price of $1.50 per warrant to the Sponsor, generating proceeds of approximately $6.7 million. Graf consummated the second closing of the private placement on June 2, 2021 simultaneously with the closing of the over-allotment, resulting in the sale of an additional 288,200 Private Warrants, generating additional gross proceeds of approximately $432,000. The Private Warrants are identical to the Public Warrants included in the units sold in the Graf IPO, except that, so long as they are held by their initial purchasers or their permitted transferees, (i) they will not be redeemable by Graf, (ii) they (including the shares of common stock issuable upon exercise of these private placement warrants) could not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after Graf completed its initial business combination, (iii) they may be exercised by the holders on a cashless basis and (iv) they will be entitled to registration rights.

Working Capital Warrants

In connection with the amendment of the first amended and restated certificate of incorporation of Graf, to extend the date by which Graf must consummate an initial business combination from May 25, 2023 to September 29, 2023, on May 15, 2023, Graf issued a working capital note (the “Working Capital Note”) to the Sponsor with a principal amount up to $1,500,000. The Working Capital Note did not bear interest and was repayable in full upon the earlier of (a) the date of the consummation of Graf’s initial business combination, or

(b) the date of Graf’s liquidation. If Graf did not consummate an initial business combination by the liquidation date, the Working Capital Note would have been repaid only from funds held outside of the trust account established with the proceeds from the Graf IPO or would have been forfeited, eliminated or otherwise forgiven. Subject to the terms and conditions of the Merger Agreement, upon maturity, the outstanding principal of the Graf Working Capital Note could be converted into Working Capital Warrants, at a price of $1.50 per warrant, at the option of the Sponsor. Such Working Capital Warrants have terms identical to the Private Warrants. Any drawdowns in connection with the Working Capital Note were subject to unanimous written consent of the Graf Board and the consent of the Sponsor. In no event could the quantity of warrants issued exceed one million (1,000,000) warrants. At the Closing, the then outstanding principal amount under the Working Capital Note converted into 523,140 Working Capital Warrants of NKGen.

Sponsor Support and Lockup Agreement

In connection with the execution of the Merger Agreement, Graf entered into the Sponsor Support and Lockup Agreement with the Sponsor, Legacy NKGen and certain of Graf’s directors and officers. Pursuant to the Sponsor Support and Lockup Agreement, the Sponsor and Graf’s directors and officers (the “Sponsor Holders”), among other things, agreed to vote all of their shares of capital stock (and any securities convertible or exercisable into capital stock) in favor of the approval of the Business Combination. In addition, the Sponsor Support and Lockup Agreement provides that 2,947,262 of the shares of NKGen common stock held by the Sponsor immediately after the Closing Date became subject to potential forfeiture if certain triggering events are not achieved prior to the fifth anniversary of the Closing (the “Earnout Period”). Pursuant to the Sponsor Support Agreement, (i) 1,473,631 of the shares of NKGen common stock held by the Sponsor Holders will only vest if, during the Earnout Period, the volume weighted average price of NKGen common stock equals or exceeds $14.00 for any twenty trading days within a period of thirty consecutive trading days (“Tranche III Founder Shares”) and (ii) 1,473,631 of the shares of NKGen common stock held by the Sponsor Holders will only vest if, during the Earnout Period (the “Tranche IV Founder Shares” and together with the Tranche III Founder Shares, the “Sponsor Earnout Shares”), the volume weighted average price of NKGen common stock equals or exceeds $16.00 for any twenty trading days within a period of thirty consecutive trading days. Any such shares held by the Sponsor Holders that remain unvested after the Earnout Period will be forfeited and cancelled for no consideration. Additionally, if there was a sale during the Earnout Period, such that such third party acquiror offered $14.00 or more to each holder of NKGen common stock, the Tranche III Founder Shares would be deemed vested and if such third party acquiror offered $16.00 or more to each holder of NKGen common stock, the Tranche IV Founder Shares would be deemed vested. The Sponsor also agreed (i) with respect to 631,557 shares of the common stock held by it (which are not the Sponsor Earnout Shares), to lockup such shares for a period from the Closing Date until the earliest of (A) 12 months after the Closing and (B) the volume weighted average price of the common stock equals or exceeds $14.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days in a 30 consecutive trading day period starting after 180 days following the Closing and (ii) with respect to an additional 631,556 shares of the common stock held by it (which are not the Sponsor Earnout Shares), to lockup such shares for a period from the Closing Date until the earliest of (A) 24 months after the Closing and (B) the volume weighted average price of the common stock equals or exceeds $14.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days in a 30 consecutive trading day period starting after 12 months following the Closing and (ii) with respect to the Sponsor Earnout Shares, to lockup such shares until their applicable vesting and to the extent that such shares become fully vested, a lock-up period until 30 days following the date upon which such shares become fully vested.

On September 21, 2023, Graf, the Sponsor, Legacy NKGen and certain directors of Graf entered into an amended and restated Sponsor Support and Lockup Agreement to clarify that, in the event there is a sale of the post-Business Combination company, then immediately prior to the consummation of such sale, the calculated Acquiror Sale Price (as defined in the A&R Sponsor Support Agreement) will take into account the number of Sponsor Earnout Shares that will vest upon a change in control.

On September 28, 2023, Graf, the Sponsor, Legacy NKGen and certain directors of Graf entered into a second amended and restated Sponsor Support and Lockup Agreement, pursuant to which the Sponsor agreed to forfeit 600,000 shares of the Tranche III Founder Shares at the Closing for no consideration, reducing to 873,631 shares of NKGen common stock, and forfeited 873,631 shares of the Tranche IV Founder Shares at the Closing for no consideration and increased the volume weighted average price threshold for the vesting of Tranche IV Founder Shares from $16.00 to $20.00 per share.

On September 29, 2023, Graf, the Sponsor, Legacy NKGen and certain directors of Graf entered into a third amended and restated Sponsor Support and Lockup Agreement, pursuant to which the Sponsor agreed to forfeit an additional 300,000 shares of the Tranche IV Founder Shares at the Closing for no consideration.

NKGen Related Party Transactions

Related Party Loan

On September 5, 2023, we issued an unsecured promissory note in the principal amount of $300,000 to Lisa J. Ling, an immediate family member of NKGen’s chief executive officer, Paul Y. Song (the “September 2023 Promissory Note”). We borrowed the full principal amount of the September 2023 Promissory Note to cover its operational and business expenses. The September 2023 Promissory Note carried an interest rate of 5.12% per annum. As of December 31, 2023, all outstanding amounts under the September 2023 Promissory Note were fully repaid.

Convertible Note Financings

Legacy NKGen sold convertible promissory notes with an aggregate principal amount of $375,000 to Mary Ling, who is the mother-in-law of our Chief Executive Officer, Paul Y. Song, in November 2019 and May 2023. The total amount owed to Mary Ling as of September 29, 2023 was approximately $0.4 million, which converted into an aggregate of 48,250 shares of NKGen common stock held by Mary Ling at the Closing.

On February 7, 2024, the Company entered into a bridge loan agreement with Mary Ling for $0.4 million with a 20% premium due at maturity. The related party bridge loan matures at the earlier of (i) 60 days from issuance or (ii) upon a financing event with third parties exceeding $5.0 million. In April 2024, the maturity of the bridge loan was amended to be the earliest of (i) 90 days from issuance, (ii) upon a financing event with third parties exceeding $5.0 million, or (iii) the occurrence of any event of default. Mary Ling is also entitled to receive 400,000 warrants to purchase 400,000 shares of the Company’s common stock each at a strike price of $2.00 per share. As of the date of this prospectus, no amount remains outstanding under the bridge loan.

On May 6, 2024, the Company entered into a securities purchase agreement with Mary Ling (the “Ling SPA”). Pursuant to the Ling SPA, the Company issued an unsecured promissory note in the aggregate principal amount of $440,000 (the “Ling Convertible Note”) and warrants to purchase up to 440,000 shares of common stock at an exercise price of $2.00 per share for an aggregate purchase price of $400,000. The Company also issued 333,333 shares of common stock in consideration for Mary Ling’s entry into the Ling SPA. The Ling Convertible Note matures on May 6, 2025, and bear interest at a rate of 12% per annum. The principal and interest under the Ling Note is convertible at any time while the note is outstanding into up to 246,400 shares of common stock at a conversion price of $2.00 per share. As of the date hereof, $440,000 in principal amount remains outstanding under the Ling Note.

On June 7, 2024, the Company entered into a securities purchase agreement with Ann Song (the “Song SPA”), sister of our Chief Executive Officer, Paul Y. Song. Pursuant to the Song SPA, the Company issued an unsecured promissory note in the aggregate principal amount of $110,000 (the “Song Note”) and warrants to purchase up to 110,000 shares of common stock at an exercise price of $2.00 per share for an aggregate purchase price of $100,000. The Company also issued 83,333 shares of common stock in consideration for Ann Song’s entry into the Song SPA. The Song Note matures on June 7, 2025, and bears interest at a rate of 12% per annum. The principal and interest under the Song Note is convertible at any time while the note is outstanding into up to 61,600 shares of common stock at a conversion price of $2.00 per share. As of the date of this prospectus, $110,000 in principal amount remains outstanding under the Song Note.

Securities Purchase Agreement

On September 15, 2023, the Company entered into the Securities Purchase Agreement with NKMAX for total proceeds of $10.0 million, pursuant to the Senior Convertible Notes, which closed on September 29, 2023. Interest began accruing at Closing and is payable semi-annually in arrears, with interest that is paid in kind (if applicable) increasing the principal amount outstanding on each interest payment date. The Company currently expects to make their interest payments in-kind in lieu of periodic cash payments. The Senior Convertible Notes are convertible at any time, in whole or in part, at NKMAX’s option at a conversion price of $10.00 per share of common stock (subject to anti-dilution adjustments in the event of stock splits and the like). The Senior Convertible Notes have a put option which may be exercised by NKMAX 2.5 years after the issuance of the Senior Convertible Notes. No less than six months after exercise of the put option, the Company will be required to repay all principal and accrued interest of the Senior Convertible Notes. Should the put option remain unexercised, the outstanding principal and accrued interest will be due and payable on September 29, 2027. Additionally, as described below, together with the Securities Purchase Agreement, the SPA Warrants were issued to NKMAX, and accordingly, a relative fair value allocation was applied and discount was recognized on the Senior Convertible Notes as set forth in Note 9, Fair Value of Financial Instruments of the consolidated financial statements filed with our annual report on Form 10-K for the fiscal year ended December 31, 2023. There are no financial or non-financial covenants associated with the Senior Convertible Notes. During the year ended December 31, 2023, the Company recorded $0.2 million of interest expense and discount amortization related to the Senior Convertible Notes.

In connection with the Securities Purchase Agreement, the Company also issued the SPA Warrants. The terms of the SPA Warrants are identical to the terms of the Public Warrants with redemption at the sole discretion of the Company if the Company’s stock price equals or exceeds $18.00 per share and other certain conditions are met.

Loan Agreements

NKMAX Loan Agreements

Between August 2019 and December 2022, NKGen entered into multiple loan agreements with NKMAX, its former parent company, in an aggregate principal amount of $62.0 million. The loan agreements accrued interest at an annual rate of 4.6%. On December 20, 2022, NKGen and NKMAX entered into a Loan Conversion Agreement (the “Loan Conversion Agreement”). Pursuant to the Loan Conversion Agreement, NKGen issued 17,002,230 shares of its common stock in full satisfaction of the obligations owed by NKGen under the loan agreements, which was approximately $66.1 million of principal and accrued but unpaid interest.

2023 NKMAX Loan Agreements

From January through April 2023, NKGen entered into additional loan agreements with NKMAX for aggregate gross proceeds of $5.0 million. The terms of the loans included a 4.6% interest rate and a maturity date of December 31, 2024.

Consulting Agreements

On December 15, 2021, we entered into a consulting agreement with Paul Song, M.D. (the “Song Consulting Agreement”). Pursuant to the Song Consulting Agreement, Dr. Song was compensated for his professional clinical program advisory services. During the term of the Song Consulting Agreement, Dr. Song was paid a monthly retainer of $30,000 and a one-time upfront payment of $25,000. The Song Consulting Agreement was terminated effective December 28, 2022 in connection with Dr. Song’s hiring by NKGen as its Chief Executive Officer and full-time employee. For a description of Dr. Song’s compensation and employment agreement, see the sections titled “Compensation of Directors and Executive Officers — 2023 Summary Compensation” and “Compensation of Directors and Executive Officers — Agreements with NEOs”

Purchases of laboratory supplies

For the years ended December 31, 2023 and December 31, 2022, the Company recorded research and development expenses of $0.6 million and $0.1 million, respectively, associated with the purchase of laboratory supplies from NKMAX. As of December 31, 2023 and December 31, 2022, $0.6 million and less than $0.1 million, respectively, remained outstanding relating to the purchase of laboratory supplies from NKMAX, which were recorded to accounts payable and accrued expenses on the consolidated balance sheet.

NKMAX Intercompany License

On February 12, 2023, we and NKMAX entered into the Intercompany License, which has been amended in October 2021, April 2023 and August 2023.

ATGen Canada Services

Between January 2021 and December 2022, ATGen Canada, Inc., a subsidiary of NKMAX and sister company to NKGen (“ATGen Canada”), provided us with various services relating to NK Vue, NKMAX’s proprietary blood test for the measurement of immune function, including strategic guidance, training, and commercial readiness activities (the “ATGen Services”). In 2021 and 2022, we paid ATGen Canada $158,900 and $68,264, respectively, for the ATGen Services. As of December 31, 2023, we are not party to any contract with ATGen Canada, and have no ongoing obligation to ATGen Services.

NKGen Support Agreements

In connection with the execution of the Merger Agreement, certain of Legacy NKGen’s stockholders entered into support agreements with Graf and Legacy NKGen, pursuant to which the such Legacy NKGen stockholders each agreed, among other things, to (i) consent to, and vote to approve and adopt, the Merger Agreement and the Business Combination, subject to certain customary exceptions, (ii) waive any dissenters’ or approval rights under applicable law in connection with the Business Combination, and (iii) not transfer, subject to certain permitted exceptions, any of such stockholders’ shares of NKGen capital stock prior to the Closing.

Lock-up Agreement

In connection with the Business Combination, Graf, the Sponsor and certain stockholders of Legacy NKGen entered into lockup agreements pursuant to which such stockholders agreed, subject to certain exceptions, to not transfer any shares of NKGen common stock held by them for a period of 180 days after the Closing. Notwithstanding the foregoing, the lockup with respect to the lockup shares held by NKMAX and Sponsor and their respective permitted transferees will end (i) with respect to 50% of their Lockup Shares, the earlier of (x) the date that is 12 months after the date of the Closing and (y) the occurrence of the First Early Release Event (as defined in the lockup agreements) and (ii) with respect to the remaining 50% of their lockup shares, the earlier of (x) the date that is 24 months after the Closing Date and (y) the occurrence of the Second Early Release Event (as defined in the lockup agreements), provided that with respect to NKMAX, such lockup shares shall not apply to any shares of NKGen common stock that may be issued to NKMAX upon conversion of the Senior Convertible Notes or pursuant to exercise of the SPA Warrants held by NKMAX. The Sponsor and its members are subject to a lockup on substantially similar terms pursuant to the terms of a letter Agreement with Graf, dated May 20, 2021.

On September 20, 2023, Graf waived the requirement that certain Legacy NKGen stockholders holding 5% or more of the shares of Legacy NKGen common stock on a fully-diluted basis as of the date of the Merger Agreement (other than NKMAX and certain NKGen directors and officers) enter into the lockup agreements. The waiver effectively released an aggregate of approximately 1,448,304 of the shares of NKGen common stock held by such Legacy NKGen stockholders, which became not subject to lockup restrictions.

Compensation Arrangements and Stock Option Grants for Executive Officers and Directors

We have employment arrangements with our named executive officers. For a description of these agreements, see the section titled “Compensation of Directors and Executive Officers — Agreements with NEOs.”

We have granted stock options to its executive officers and directors. For a description of certain of these equity awards, see “Compensation of Directors and Executive Officers — Outstanding Equity Awards as of December 31, 2023.” In addition, the following table provides information regarding outstanding stock options issued to our officers and directors following December 31, 2022.

Sangwoo Park Employment

For the years ended December 31, 2023 and December 31, 2022, Sangwoo Park, a director and stockholder of the Company, received compensation totaling $4,572,379 and $576,000, respectively, for services rendered as an employee of Legacy NKGen pre-Closing and NKGen post-Closing. Mr. Park did not receive additional compensation for his service as a director of the Company in 2022 or 2023. Mr. Park’s compensation for year ended December 31, 2023, consisted of a $443,077 salary and stock options with a grant date fair value of $4,129,302. For year ended December 31, 2022, Mr. Park’s compensation consisted of a $480,000 salary and a bonus of $96,000.

Indemnification Agreements

Our Charter provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to certain exceptions contained in our proposed constitution.

We also entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under Delaware law, subject to certain exceptions contained in those agreements.

Related Person Transaction Policy

Upon the consummation of the Business Combination, the NKGen Board adopted a written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” will be considered a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000 or 1% of our total assets at the end of the applicable fiscal year, in which any “related person” has a material interest.

Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including NKGen common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with an entity holding more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of the NKGen Board) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•        the risks, costs, and benefits to us;

•        the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•        the terms of the transaction;

•        the availability of other sources for comparable services or products; and

•        the terms available to or from, as the case may be, unrelated third parties.

PROPOSAL 1:

ELECTION OF DIRECTORS

In accordance with the terms of our Charter, the NKGen Board is divided into three classes, Class I, Class II and Class III, with, only one class of directors being elected in each year and each class serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Messrs. Song and Klowden were appointed to serve as Class II directors, with terms expiring at the Company’s second annual meeting of stockholders following the Closing; and Mr. Park and Ms. Scott were appointed to serve as Class III directors, with terms expiring at the Company’s third annual meeting of stockholders following the Closing of the Business Combination. Alana McNulty was appointed to serve as Class I director, with a term expiring at the Company’s first annual meeting stockholders following the Closing. Following Ms. McNulty’s resignation from the NKGen Board in February 2024, the Company currently did not have a Class I director. On July 11, 2024, Marco Gottardis was appointed to serve as Class I director with a term expiring at the Company’s first annual meeting stockholders following the Closing.

At the recommendation of our nominating and corporate governance committee, our Board proposes that Marco Gottardis be elected as a Class I director for a three-year term expiring at our 2027 Annual Meeting or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Dr. Gottardis has consented to being named herein and has indicated his intention to serve as our director, if elected. The Board has no reason to believe that Dr. Gottardis would be unable or unwilling to serve if elected. Unless authority to do so is withheld, the persons named as proxies will vote the shares represented by such proxies for the election of the named director nominee. If Dr. Gottardis becomes unavailable for election to the Board the persons named as proxies will have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment.

Biographical information for our directors and director nominees is provided above in the section entitled “Information About Directors and Executive Officers.”

Vote Required and Recommendation of the Board of Directors

A plurality of the shares entitled to vote on this proposal, present in person (including via live webcast) or represented by proxy at a meeting at which a quorum is present is required to elect director nominees, and as such, the nominees who receive the greatest number of votes cast by stockholders, entitled to vote at the meeting, will be elected. A nominee who receives a plurality means he or she has received more votes than any other nominee for the same director’s seat. Broker non-votes will have no effect on this proposal. The Board recommends that stockholders vote FOR Marco Gottardis for election to our Board of Directors.

PROPOSAL 2:

APPROVAL OF THE POTENTIAL ISSUANCE OF SHARES OF COMMON STOCK
IN EXCESS OF 19.99% OF OUR OUTSTANDING SHARES OF COMMON STOCK PURSUANT TO NASDAQ LISTING RULES

Our Board is seeking the approval of our stockholders of the issuance and potential issuance of shares of our common stock in excess of 19.99% of our outstanding shares of common stock pursuant to the Nasdaq listing rules.

Background and Description of the Proposal

Unsecured Convertible Notes and Warrants

Between February 7, 2024 and March 7, 2024, the Company entered into a series of short-term convertible bridge notes pursuant to which the Company also issued warrants and shares of common stock to certain investors. Between March 21, 2024 and May 9, 2024, the Company entered into a series of securities purchase agreements, pursuant to with the Company also issued shares of common stock, unsecured convertible promissory notes and common stock purchase warrants. The details of such transactions are as follows:

i.       On February 7, 2024, NKGen issued 400,000 warrants, which have an exercise price of $2.00 per share, to purchase 400,000 shares of NKGen common stock to Mary Ling in connection with a $400,000 aggregate principal amount short term bridge note with a 20% premium at maturity. The short-term bridge note was convertible into shares of NKGen common stock at a $2.00 per share conversion price. As of the date hereof, 400,000 warrants are issued and outstanding and $0 in principal amount and premium of the short-term bridge note is outstanding.

ii.      On February 20, 2024, NKGen issued 100,000 warrants, which have an exercise price of $2.00 per share, to purchase 100,000 shares of NKGen common stock to Andrew Bail in connection with a $100,000 aggregate principal amount short term bridge note with a 20% premium at maturity. The short-term bridge note was convertible into shares of NKGen common stock at a $2.00 per share conversion price. On April 19, 2024, NKGen issued 16,667 shares of NKGen common stock and 22,000 warrants, which have an exercise price of $2.00 per share, to purchase 22,000 shares of NKGen common stock to the same investor in connection with an amendment and restatement of the short-term bridge note pursuant to which the premium on such short-term bridge note was increased to 24.64%. As of the date hereof, 122,000 warrants are issued and outstanding and $24,640 in premium of the short-term bridge note, which is convertible into 12,320 shares of NKGen common stock, is outstanding.

iii.     On February 27, 2024, NKGen issued 3,667 shares of NKGen common stock and 375,000 warrants, which have an exercise price of $1.50 per share, to purchase 375,000 shares of NKGen common stock to Clearview Ventures LLC (“Clearview”) in connection with a $110,000 aggregate principal amount short term bridge note with a 20% premium at maturity. The short-term bridge note was convertible into shares of NKGen common stock at a $2.00 per share conversion price. As of the date hereof, 375,000 warrants are issued and outstanding and $0 in principal amount and premium of the short-term bridge note is outstanding.

iv.      On March 7, 2024, NKGen issued 3,667 shares of NKGen common stock and 375,000 warrants, which have an exercise price of $1.50 per share, to purchase 375,000 shares of NKGen common stock to Clearview in connection with a $110,000 aggregate principal amount short term bridge note with a 20% premium at maturity. The short-term bridge note was convertible into shares of NKGen common stock at a $2.00 per share conversion price. As of the date hereof, 375,000 warrants are issued and outstanding and $0 in principal amount and premium of the short-term bridge note is outstanding.

v.       On March 21, 2024, NKGen issued 250,000 shares of NKGen common stock and 330,000 warrants (the “March FirstFire Warrants”), which have an exercise price of $2.00 per share, to purchase 330,000 shares of NKGen common stock to FirstFire Global Opportunities Fund, LLC (“FirstFire”) pursuant to a securities purchase agreement (the “March FirstFire SPA”) in connection with a 12% convertible promissory note in the principal amount of $330,000 (the “March FirstFire Note”). The FirstFire Note was convertible into shares of NKGN common stock at a $2.00 per share conversion price. As of the date of this registration statement, 330,000 FirstFire Warrants are issued and outstanding and $0 in principal amount of the FirstFire Note is outstanding.

vi.     On March 26, 2024, NKGen issued 250,000 shares of NKGen common stock and 330,000 warrants (the “March Meteora Warrants”), which have an exercise price of $2.00 per share, to purchase 330,000 shares of NKGen common stock to the Meteora Entities pursuant to the First Meteora SPA in connection with a 12% convertible promissory note in the principal amount of $330,000 (the “March Meteora Note”). On April 28, 2024, NKGen issued an additional 250,000 shares of NKGen common stock and an additional 330,000 warrants (the “April Meteora Warrants”), which have an exercise price of $2.00 per share, to purchase 330,000 shares of NKGen common stock to the Meteora Entities, in consideration for foregoing the right to demand repayment of the March Meteora Note, pursuant to the First Meteora SPA. The March Meteora Note is convertible into shares of NKGen common stock at a $2.00 per share conversion price. As of the date hereof, 660,000 March Meteora Warrants and April Meteora Warrants are issued and outstanding and $330,000 in principal amount of the March Meteora is outstanding.

vii.    On April 1, 2024, NKGen issued 166,667 shares of NKGen common stock and 220,000 of the Sandia Warrants, which have an exercise price of $2.00 per share, to purchase 220,000 shares of NKGen common stock to Sandia Investment Management LP (“Sandia”) pursuant to the Sandia SPA in connection with the Sandia Note. On April 28, 2024, NKGen issued an additional 166,667 shares of NKGen common stock and an additional 220,000 of the Sandia Warrants, which have an exercise price of $2.00 per share, to purchase 220,000 shares of NKGen common stock to Sandia, in consideration for foregoing the right to demand repayment of the Sandia Note, pursuant the Sandia SPA. The Sandia Note is convertible into shares of NKGen common stock at a $2.00 per share conversion price. As of the date hereof, 440,000 Sandia Warrants are issued and outstanding and $220,000 in principal amount of the Sandia Note is outstanding.

viii.   On April 1, 2024, NKGen issued 250,000 shares of NKGen common stock and 330,000 warrants (the “April AJB Warrants”), which have an exercise price of $2.00 per share, to purchase 330,000 shares of NKGen common stock to AJB Capital Investments LLC (“AJB”) pursuant to a securities purchase agreement (the “April AJB SPA”) in connection with a 12% convertible promissory note in the principal amount of $330,000 (the “April AJB Note”). The April AJB Note was convertible into shares of NKGen common stock at a $2.00 per share conversion price. As of the date hereof, 330,000 April AJB Warrants are issued and outstanding and $0 in principal amount of the April AJB Note is outstanding.

ix.     On April 30, 2024, NKGen issued 125,000 shares of NKGen common stock and 165,000 warrants (the “Kuwana Warrants”), which have an exercise price of $2.00 per share, to purchase 165,000 shares of NKGen common stock to Eric Kuwana pursuant to a securities purchase agreement (the “Kuwana SPA”) in connection with a 12% convertible promissory note in the principal amount of $165,000 (the “Kuwana Note”). The Kuwana Note is convertible into shares of NKGen common stock at a $2.00 per share conversion price. As of the date hereof, 165,000 Kuwana Warrants are issued and outstanding and $165,000 in principal amount of the Kuwana Note is outstanding.

x.      On May 1, 2024, NKGen issued 101,461 shares of NKGen common stock and 133,929 warrants (the “Clearview Warrants”), which have an exercise price of $2.00 per share, to purchase 133,929 shares of NKGen common stock to Clearview pursuant to a securities purchase agreement (the “Clearview SPA”) in connection with a 12% convertible promissory note in the principal amount of $133,928.57 (the “Cleaview Note”). The Clearview Note is convertible into shares of NKGen common stock at a $2.00 per share conversion price. As of the date hereof, 133,929 Cleaview Warrants are issued and outstanding and $133,928.57 in principal amount of the Clearview Note is outstanding.

xi.     On May 6, 2024, NKGen issued 333,333 shares of NKGen common stock and 440,000 warrants (the “Ling Warrants”), which have an exercise price of $2.00 per share, to purchase 440,000 shares of NKGen common stock to Mary Ling pursuant to a securities purchase agreement (the “Ling SPA”) in connection with a 12% convertible promissory note in the principal amount of $440,000 (the “Ling Note”). The Ling Note is convertible into shares of NKGen common stock at a $2.00 per share conversion price. As of the date of hereof, 440,000 Ling Warrants are issued and outstanding and $440,000 in principal amount of the Ling Note is outstanding.

xii.    On May 7, 2024, NKGen issued 166,667 shares of NKGen common stock and 220,000 warrants (the “May Meteora Warrants”), which have an exercise price of $2.00 per share, to purchase 220,000 shares of NKGen common stock to the Meteora Entities pursuant to the Second Meteora SPA in connection with a 12% convertible promissory note in the principal amount of $220,000 (the “May Meteora Note”).

The convertible promissory note is convertible into shares of NKGen common stock at a $2.00 per share conversion price. As of the date of the date hereof, 220,000 May Meteora Warrants are issued and outstanding and $220,000 in principal amount of the May Meteora Note is outstanding.

xiii.   On May 7, 2024, NKGen issued 416,667 shares of NKGen common stock and 550,000 warrants (the “First Tranche Warrants”), which have an exercise price of $2.00 per share, to purchase 550,000 shares of NKGen common stock to Generating Alpha Ltd. (“Alpha”) in connection with a zero coupon convertible promissory note in the principal amount of $616,000 (the “Alpha Note”). The forgoing securities were issued pursuant to a securities purchase agreement (the “Alpha SPA”) under which NKGen may issue up to 1,250,000 additional consideration shares, 1,650,000 additional warrants (together with the First Tranche Warrants, the “Alpha Warrants”), which will have an exercise price of $2.00 per share, to purchase 1,650,000 shares of NKGen common stock and an aggregate principal amount of $1,848,000 additional zero coupon convertible promissory notes (together with the Alpha Note, the “Alpha Notes”) in up to three additional tranches at the sole discretion of Alpha. As of the date of the date hereof, 550,000 Alpha Warrants are issued and outstanding and $616,000 in aggregate principal amount of the Alpha Notes is outstanding.

xiv.    On May 9, 2024, NKGen issued 250,000 shares of NKGen common stock and 330,000 warrants (the “May AJB Warrants”), which have an exercise price of $2.00 per share, to purchase 330,000 shares of NKGen common stock to AJB in connection with a convertible promissory note in the principal amount of $369,600 (the “May AJB Note”). On June 18, 2024, NKGen issued 250,000 shares of NKGen common stock and 330,000 warrants (the “June AJB Warrants”), which have an exercise price of $2.00 per share, to purchase 330,000 shares of NKGen common stock to AJB in connection with a convertible promissory note in the principal amount of $369,600 (the “June AJB Note”). The forgoing securities were issued pursuant to a securities purchase agreement (the “May AJB SPA”) under which NKGen may issue up to 500,000 additional consideration shares, 660,000 additional warrants (together with the May AJB Warrants and June AJB Warrants, the “AJB Warrants”), which will have an exercise price of $2.00 per share, to purchase 660,000 shares of NKGen common stock and an aggregate principal amount of $739,200 additional unsecured convertible promissory notes (together with the May AJB Note and June AJB Note, the “AJB Notes”) in up to two additional tranches at the sole discretion of AJB. As of the date of the date hereof, 660,000 AJB Warrants are issued and outstanding and $739,200 in aggregate principal amount of the AJB Notes is outstanding.

xv.     On May 24, 2024, NKGen issued 41,667 shares of NKGen common stock and 55,000 warrants, which have an exercise price of $2.00 per share, to purchase 55,000 shares of NKGen common stock to Jospeh R. Keating Revocable Trust dated July 18, 2017 in connection with a $50,000 aggregate principal amount convertible note with a 23.2% premium at maturity. The convertible note is convertible into shares of NKGen common stock at a $2.00 per share conversion price. As of the date hereof, 55,000 warrants are issued and outstanding and $61,600 in principal amount and premium of the convertible note is outstanding.

xvi.   On May 24, 2024, NKGen issued 41,667 shares of NKGen common stock and 55,000 warrants, which have an exercise price of $2.00 per share, to purchase 55,000 shares of NKGen common stock to Horvitz Family Special Needs Gift Trust in connection with a $50,000 aggregate principal amount convertible note with a 23.2% premium at maturity. The convertible note is convertible into shares of NKGen common stock at a $2.00 per share conversion price. As of the date hereof, 55,000 warrants are issued and outstanding and $61,600 in principal amount and premium of the convertible note is outstanding.

xvii.  On May 27, 2024, NKGen issued 16,667 shares of NKGen common stock and 22,000 warrants, which have an exercise price of $2.00 per share, to purchase 22,000 shares of NKGen common stock to Huimin Wang in connection with a $20,000 aggregate principal amount convertible note with a 23.2% premium at maturity. The convertible note is convertible into shares of NKGen common stock at a $2.00 per share conversion price. As of the date hereof, 22,000 warrants are issued and outstanding and $24,640 in principal amount and premium of the convertible note is outstanding.

xviii. On June 4, 2024, NKGen issued 33,333 shares of NKGen common stock and 44,000 warrants (the “Empire Warrants), which have an exercise price of $2.00 per share, to purchase 44,000 shares of NKGen common stock to Empire Ventures Holdings LLC pursuant to a securities purchase agreement

(the “Empire SPA”) in connection with a 12% convertible promissory note in the principal amount of $44,000 (the “Empire Note”). The Empire Note is convertible into shares of NKGen common stock at a $2.00 per share conversion price. As of the date hereof, 44,000 Empire Warrants are issued and outstanding and $44,000 in principal amount of the Empire Note is outstanding.

xix.   On June 6, 2024, NKGen issued 83,333 shares of NKGen common stock and 110,000 warrants (the “June FirstFire Warrants”), which have an exercise price of $2.00 per share, to purchase 110,000 shares of NKGen common stock to FirstFire in connection with a convertible promissory note in the principal amount of $123,200 (the “June FirstFire Note”). The forgoing securities were issued pursuant to a securities purchase agreement (the “June FirstFire SPA”) under which NKGen may issue up to 250,000 additional consideration shares, 330,000 additional warrants (together with the June FirstFire Warrants, the “FirstFire Warrants”), which will have an exercise price of $2.00 per share, to purchase 330,000 shares of NKGen common stock and an aggregate principal amount of $369,600 additional zero coupon convertible promissory notes (together with the June FirstFire Note, the “FirstFire Notes”) in up to three additional tranches at the sole discretion of the investor. As of the date of this registration statement, 110,000 warrants are issued and outstanding and $123,200 in principal amount of the convertible promissory note is outstanding.

xx.    On June 7, 2024, NKGen issued 83,333 shares of NKGen common stock and 110,000 warrants (the “Song Warrants”), which have an exercise price of $2.00 per share, to purchase 110,000 shares of NKGen common stock to Ann Song pursuant to a securities purchase agreement (the “Song SPA”) in connection with a 12% convertible promissory note in the principal amount of $110,000 (the “Song Note”). The Song Note is convertible into shares of NKGen common stock at a $2.00 per share conversion price. As of the date hereof, 110,000 Song Warrants are issued and outstanding and $110,000 in principal amount of the Song Note is outstanding.

xxi.   On June 11, 2024, NKGen issued 83,333 shares of NKGen common stock and 110,000 warrants (the “Dean Warrants”), which have an exercise price of $2.00 per share, to purchase 110,000 shares of NKGen common stock to Dean Investment Holdings, LLC pursuant to a securities purchase agreement (the “Dean SPA”) in connection with a 12% convertible promissory note in the principal amount of $110,000 (the “Dean Note”). The Dean Note is convertible into shares of NKGen common stock at a $2.00 per share conversion price. As of the date hereof, 110,000 Dean Warrants are issued and outstanding and $110,000 in principal amount of the Dean Note is outstanding.

xxii.  On June 20, 2024, NKGen issued 166,667 shares of NKGen common stock and 220,000 warrants (the “Teller Warrants”), which have an exercise price of $2.00 per share, to purchase 220,000 shares of NKGen common stock to Jonathan and Rachel Teller Family Trust pursuant to a securities purchase agreement (the “Teller SPA”) in connection with a 12% convertible promissory note in the principal amount of $220,000 (the “Teller Note”). The Teller Note is convertible into shares of NKGen common stock at a $2.00 per share conversion price. As of the date hereof, 220,000 Teller Warrants are issued and outstanding and $220,000 in principal amount of the Teller Note is outstanding.

xxiii. On June 26, 2024, NKGen issued 83,333 shares of NKGen common stock and 110,000 warrants (the “Stern Warrants”), which have an exercise price of $2.00 per share, to purchase 110,000 shares of NKGen common stock to Alan and Lisa Stern Family Trust pursuant to a purchase agreement (the “Stern SPA”) in connection with a 12% convertible promissory note in the principal amount of $110,000 (the “Stern Note”). The Stern Note is convertible into shares of NKGen common stock at a $2.00 per share conversion price. As of the date hereof, 110,000 Stern Warrants are issued and outstanding and $110,000 in principal amount of the Stern Note is outstanding.

The documents and instruments referred to in clauses i. through xxiii. above are referred to herein as the “Convertible Note Documents.”

The March FirstFire SPA, First Meteora SPA, Sandia SPA, April AJB SPA, Kuwana SPA, Clearview SPA, Ling SPA, Second Meteora SPA, Alpha SPA, May AJB SPA, Empire SPA, June FirstFire SPA, Song SPA, Dean SPA, Teller SPA and Stern SPA together are herein referred to as the “Convertible Note SPAs.”

The March FirstFire Note, March Meteora Note, Sandia Note, April AJB Note, Kuwana Note, Cleaview Note, Ling Note, May Meteora Note, Alpha Notes, AJB Notes, Empire Note, FirstFire Notes, Song Note, Dean Note, Teller Note and Stern Note together are herein referred to as the “Convertible Notes.”

The March FirstFire Warrants, March Meteora Warrants, April Meteora Warrants, Sandia Warrants, April AJB Warrants, Kuwana Warrants, Ling Warrants, May Meteora Warrants, Alpha Warrants, AJB Warrants, Empire Warrants, FirstFire Warrants, Song Warrants, Dean Warrants, Teller Warrants and Stern Warrants together are herein referred to as the “Convertible Note Warrants.”

Under the Convertible Note SPAs, the investors party to such Convertible Note SPAs (the “Investors”) and the Company agreed that the total cumulative number of shares of common stock issued to such Investor may not exceed the requirements of Nasdaq listing rule 5635(d) (the “Nasdaq 19.99% Cap”). In addition, each Investor will not be entitled to receive shares of common stock upon conversion of the Convertible Notes or upon exercise of the Convertible Note Warrants to the extent that such conversion or exercise would cause the holder to become a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) which ownership exceeds 4.99%. Under the Alpha SPA, Alpha will not be entitled to receive shares of common stock upon the closing of any additional tranches if such issuance would cause Alpha to become a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) which ownership exceeds 4.99%

Equity and Business Loan Agreement

On April 5, 2024, the Company entered into an equity and business loan agreement (the “Loan Agreement”), by and among the Company, Legacy NKGen and BDW Investments LLC (“BDW”). The Loan Agreement provided for a multi draw term loan financing in a principal amount of up to $5 million. The first tranche, in the principal amount of $1 million (the “Tranche 1 Loan”), closed on April 8, 2024 (the “Tranche 1 Term Loan Closing”). The second tranche, in the principal amount of $4 million (the “Tranche 2 Term Loan” and together with the Tranche 1 Term Loan, the “Term Loans”), closed on April 9, 2024 (the “Tranche 2 Loan Closing”). The Term Loans bear interest at a rate per annum equal to the interest rate applicable to the Legacy NKGen’s $5 million secured revolving line of credit agreement with East West Bank (the “EWB Credit Agreement”) for as long as the EWB Credit Agreement is outstanding, or if the EWB Credit Agreement has been refinanced, the interest rate applicable to such refinancing facility or, on any such date that the EWB Credit Agreement or any refinancing facility thereof is no longer outstanding, the Term Loans will bear interest at a rate equal to 1-month term SOFR plus 2.85%; provided that in no event will the rate per annum be less than 7.50% at any time (the “Applicable Rate”).

Pursuant to the Loan Agreement and evidencing the Term Loans as described above, the Company issued to BDW a secured convertible promissory note (the “BDW Note”) in the principal amount of up to $5 million and bearing interest at the Applicable Rate. BDW has the right to convert all or any portion of the then outstanding and unpaid principal amount and interest into shares of the Company’s common stock at a conversion price of $2.00 per share.

Pursuant to the Loan Agreement, the Company also issued a common stock purchase warrant (the “BDW Warrant”) to BDW to purchase up to 1,000,000 shares of common stock (the “Warrant Shares”) at an exercise price of $2.00 per share.

In consideration for the Term Loans, the Company agreed to issue BDW 833,333 shares of the Company’s common stock plus a number of shares of common stock equal to $2,500,000 divided by the five-day volume weighted average price of the common stock on the date of issuance (together, the “Consideration Shares”).

The Company has reserved for issuance a number of shares of common stock sufficient for the issuance of the Consideration Shares, Warrant Shares and shares of common stock issuable upon full conversion of the BDW Note.

Under the Loan Agreement, BDW and the Company agreed that the total cumulative number of shares of common stock issued to BDW may not exceed the Nasdaq 19.99% Cap. In addition, BDW will not be entitled to receive shares of common stock upon exercise of the BDW Warrant to the extent that such exercise would cause BDW to become a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) which ownership exceeds 4.99%.

PIPE Warrants

On September 19, 2023, September 26, 2023 and September 27, 2023, Graf entered into subscription agreements (the “Warrant Subscription Agreements”), with certain investors (the “PIPE Investors”) to purchase an aggregate of 10,209,994 warrants at a purchase price of $1.00 per warrant (the “Subscribed Warrants”).

Pursuant to the Warrant Subscription Agreements, the Subscribed Warrants were exercisable for cash (or by “cashless” exercise under certain circumstances) during the five-year period beginning on the date of the Closing (the “Closing Date”). One-third of the Subscribed Warrants were exercisable initially at $10.00 (the “First Tranche”), one-third of the Subscribed Warrants were exercisable initially at $12.50 (the “Second Tranche”), and one-third of the Subscribed Warrants were exercisable initially at $15.00 (the “Third Tranche”). The exercise price of each tranche was subject to adjustment every 180 days after the Closing Date (the “Reset Date”), such that the reset exercise price (the “Reset Price”) of the First Tranche was the higher of (A) the lower of (x) the volume-weighted average price of the common stock during the 30 day period immediately prior to the Reset Date and (y) the exercise price on the previous Reset Date (or, on the first Reset Date, the original exercise price) (the lower of (x) and (y), the “Test Price”), and (B) $5.00 (the “Downside Protection Threshold Price”) (the higher of (A) and (B), the “Reset Price”). The exercise price of the Second Tranche was to be reset to the greater of the (x) the Downside Protection Threshold Price and (y) 125% of the Reset Price and the exercise price of the Third Tranche was to be reset to the greater of the (x) the Downside Protection Threshold Price and (y) 150% of the Reset Price. Additionally, beginning on the date that is 180 days after the Closing Date, if NKGen issued shares of common stock or securities that were convertible into or exercisable for shares of common stock at an effective price per share less than the then existing Reset Price, subject to certain carve-outs, then the exercise price will be reset upon the consummation of such dilutive offering. The exercise price of the First Tranche was to be reset to the higher of (A) the price of such dilutive offering and (B) the Downside Protection Threshold Price (the higher of (A) and (B), the “Dilutive Offering Reset Price”); the exercise price of the Second Tranche was to be reset to the greater of the (x) the Downside Protection Threshold Price and (y) 125% of the Dilutive Offering Reset Price; and the exercise price of the Third Tranche was to be reset to the greater of the (x) the Downside Protection Threshold Price and (y) 150% of the Dilutive Offering Reset Price.

In the event that the Test Price or Dilutive Offering Reset Price is less than the Downside Protection Threshold Price but is greater than or equal to $1.50, the Investor may, in its sole option, demand a cashless exchange of any singular tranche of the Subscribed Warrants and receive a number of shares of common stock (the “Warrant Shares”) equal to (i) the number of shares being exercised divided by (ii)(x) the Test Price or Dilutive Offering Reset Price (which shall not be less than $1.50) divided by (y) $1.50 (the “Downside Protection” and such Warrant Shares, the “Downside Protection Shares”). In the event that the Test Price or Dilutive Offering Reset Price is less than $1.50, then in addition to issuing the Downside Protection Shares, the Company will pay the Investor a cash amount equal to the product of (A) the difference between the Exercise Price and $1.50 multiplied by (B) the number of shares for which the Investor has demanded Downside Protection (the “Downside Protection Cash”). Demand of the Downside Protection is available for only one tranche of the Subscribed Warrants at a time. Downside Protection for the other traches of Subscribed Warrants shall be triggered only if, at the next Reset Date (x) with respect to the First Tranche the Exercise Price is lower than the Downside Protection Threshold Price, (y) with respect to the Second Tranche, 125% of the Test Price is lower than the Downside Protection Threshold Price, or (z) with respect to the Third Tranche, 150% of the Test Price is lower than the Downside Protection Threshold Price.

On February 9, 2024, the Company entered into a binding term sheet (the “Term Sheet”) among the Company and the Meteora Entities. The Term Sheet amended the terms of the amended and restated warrant subscription agreement (the “Amended and Restated Warrant Subscription Agreement”), dated September 26, 2023, between Graf and the Meteora Entities.

Pursuant to the Term Sheet, the Company and the Meteora Entities agreed among other things (i) to make all of the Subscribed Warrants held by Meteora Entities immediately eligible to accelerate the share conversion provisions of the Amended and Restated Warrant Purchase Agreement in exchange for a cash payment of $0.125 per warrant at the time of execution of the Term Sheet and up to $0.125 per warrant (subject to adjustments described in the Term Sheet) within ten calendar days following the effective registration of the underlying shares, (ii) to grant Meteora Entities “Most Favored Nation” status with respect to warrant restructuring for so long as any subscription warrants remain outstanding and (iii) to grant certain registration rights to Meteora Entities. As of the date hereof, the Meteora Entities have not exercised their right to accelerate the share conversion provisions of the Amended and Restated Warrant Purchase Agreement.

On April 25, 2024, the Company amended and restated the Subscribed Warrants, (the “AR Subscribed Warrants”). Among other things, the AR Subscribed Warrants: (i) delay the Investor’s right to convert the Subscribed Warrants on a cashless basis and (ii) reset and cap the exercise price to $2.00 per share for all Subscribed Warrants.

PIPE Investors will not be entitled to receive shares of common stock upon exercise of the AR Subscribed Warrant to the extent that such exercise would cause PIPE Investors to become a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) which ownership exceeds 9.99%.

Forward Purchase Agreements

On September 22, 2023, we entered into a forward purchase agreement (the “Meteora Forward Purchase Agreement”) with the Meteora Entities. Pursuant to the terms of the Meteora Forward Purchase Agreement, the Meteora Entities were granted the right, but was not obligated, to purchase up to a number of shares of common stock of Graf in the aggregate amount equal to up to 2,500,000, less, the number of shares of Graf common stock purchased by the Meteora Entities separately from third parties through a broker in the open market prior to the closing of the Business Combination.

On September 26, 2023, we entered into an additional forward purchase agreement (the “Sandia Forward Purchase Agreement”), in substantially the same form as the Meteora Forward Purchase Agreement, with Sandia. Pursuant to the terms of the Sandia Forward Purchase Agreement, Sandia was granted the right, but was not obligated, to purchase up to 471,000 shares of our common stock concurrently with the Closing.

On September 29, 2023, entered into another forward purchase agreement (the “Polar Forward Purchase Agreement” and together with the Meteora Forward Purchase Agreement and Sandia Forward Purchase Agreement, the “Forward Purchase Agreements”), in substantially the same form as the Meteora Forward Purchase Agreement, with Polar Multi-Strategy Master Fund (“Polar” and together with the Meteora Entities and Sandia, the “FPA Investors”). Pursuant to the terms of the Polar Forward Purchase Agreement, Polar was granted the right, but was not obligated, to purchase up 1,000,000 shares of our common stock, concurrently with the Closing. The original terms of the Forward Purchase Agreements are as set forth below.

Original Terms of the Forward Purchase Agreements

Overview

Prior to the Closing, we entered into Forward Purchase Agreements, subscription agreements in connection with such Forward Purchase Agreements (“FPA Subscription Agreements”), and one side letter (discussed below) with the FPA Investors. Concurrently with the Closing of the Business Combination and pursuant to the Forward Purchase Agreements and FPA Subscription Agreements, the FPA Investors purchased an aggregate of 3,168,121 shares of common stock (“Subscribed Shares”) in exchange for a subscription receivable of $32.9 million (“Prepayment Amount”), which was placed into escrow accounts for the benefit of the FPA Investors (“Escrow Accounts”) with Continental Stock Transfer & Trust Company (“Escrow Agent”). All interest earned on the funds in the Escrow Accounts was released to the FPA Investors. In addition to the Subscribed Shares, the FPA Investors received an aggregate 314,889 share consideration shares (“Share Consideration Shares”) for no cash consideration pursuant to the respective FPA Subscription Agreements, of which 80,000 Share Consideration Shares were newly issued shares. In addition, certain of the FPA Investors received 200,000 structuring shares for no cash consideration, pursuant to a side letter (“Structuring Shares”, collectively with the Share Consideration Shares, “Bonus Shares”). These Bonus Shares were not subject to any escrow arrangement.

Settlement following the Valuation Date

The Forward Purchase Agreements are scheduled to settle following the occurrence of the Valuation Date and the conclusion of a Valuation Period, as further described below. At settlement, following the Valuation Date, the amounts held in the Escrow Accounts would be disbursed to us and/or the FPA Investors, depending on (i) the number of Subscribed Shares that are still subject to the relevant Forward Purchase Agreement (and not subject to the Optional Early Termination described below), (ii) whether such Subscribed Shares have been sold by the FPA Investors prior to the Valuation Date, (iii) the FPA Reset Price as of the Valuation Date and (iv) the volume weighted average price per share of our common stock over the Valuation Period (the “VWAP Price”).

For purposes of the Forward Purchase Agreements:

•        The “Valuation Date” is the earlier of (i) the date that is 12 months after the Closing Date and (ii) the date specified by a FPA Investor in a written notice delivered to us at the FPA Investor’s discretion (the “Valuation Date”) after the occurrence of any of (a) a VWAP Trigger Event, which is an event that occurs if the VWAP Price for any 20 trading days during a 30 consecutive trading day-period after 30 days after the Closing is below $2.00 per share; (b) a Delisting Event, which is an event that occurs if our common stock cease to be listed on any national securities exchange and continues for 10 calendar days; (c) a Registration Failure, which is an event that occurs if we fail to register relevant shares held by the FPA Investors for resale within the time period provided in the Forward Purchase Agreements; and (d) certain other events which no longer apply given that the Closing has taken place.

•        The “Valuation Period” commences on the Valuation Date, and ends at 4:00 PM on the trading day on which 10% of the total volume traded in the shares over the period, excluding any volumes traded during the opening and closing auctions, has reached an amount equal to the Subscribed Shares outstanding as of the Valuation Date, plus the estimated maturity shares (which is the VWAP Price over the 15 trading days ending on but excluding the Valuation Date), less any shares owned by FPA Investors that are neither unregistered for resale nor eligible for resale under Rule 144.

•        The “FPA Reset Price” was initially set as the redemption price from the Closing, which was $10.44 per share (the “Initial Redemption Price”); but if we sell, issue or grant any common stock or securities convertible or exchangeable into our common stock (excluding any secondary transfers) at a price below the then applicable FPA Reset Price (a “Dilutive Offering”), then the FPA Reset Price will be reduced to such lower price as of such date (a “Dilutive Offering Reset”). The FPA Reset Price is used as the settlement share price in the calculations for settlement at maturity and in the case of an Optional Early Termination (as defined below), which are discussed in turn below, and works as a “floor” share price for sales to effect Prepayment Shortfall (as defined below). A Dilutive Offering with a sales price that is lower than the Initial Redemption Price would effectively decrease the FPA Reset Price, in turn results in less money to be released to us based on the formulas as set out in the Forward Purchase Agreements as discussed below.

•        The “Cash Settlement Payment Date” is the tenth business day following the last date of the Valuation Period and is the date on which amounts were to be remitted to us and/or the FPA Investors from the Escrow Accounts.

The settlement of the Forward Purchase Agreements following the Valuation Date are calculated differently for Subscribed Shares that have been sold by the FPA Investors prior to the Valuation Date and for Subscribed Shares that have not been sold by the FPA Investors prior to the Valuation Date:

•        If shares have been sold by the FPA Investors prior to the Valuation Date: On the Cash Settlement Payment Date, we would receive an amount from the Escrow Accounts equal to the product of (i) the number of Subscribed Shares that have been sold by the FPA Investors as of the Valuation Date and (ii) the FPA Reset Price as of the Valuation Date (the “Settlement Amount”). The FPA Investors would receive all other amounts in the Escrow Accounts, including any interest earned on the funds in the Escrow Account.

For example, assuming the FPA Investors sold 1,000,000 shares prior to the Valuation Date, and the existing FPA Reset Price is $2.50 per share, we would receive the Settlement Amount that equals to 1,000,000 multiplied by $2.50, which equals $2,500,000. The remaining funds in the Escrow Accounts with respect to the 1,000,000 shares would be paid to the FPA Investors.

•        For shares not sold by the FPA Investors as of the Valuation Date: On the Cash Settlement Payment Date, we would receive an amount from the Escrow Accounts equal to (i) the number of Subscribed Shares that have not been sold as of the Valuation Date and (ii) the VWAP Price over the Valuation Period (as defined below), which cannot be less than zero, less (iii) an amount equal to $2.00 per such shares (the “Settlement Amount Adjustment”), unless we previously paid by the Settlement Amount Adjustment in shares of common stock; and the FPA Investors would receive the Settlement Amount Adjustment and all other remaining amounts in the Escrow Accounts including any interest earned on the funds in the Escrow Account.

For example, assuming the FPA Investors held 1,000,000 Subscribed Shares until maturity and the VWAP Price over the Valuation Period is $2.50 per share, then the amounts to be released to us would be $500,000 calculated as (a) 1,000,000 multiplied by $2.50, minus (b) 1,000,000 multiplied by $2.00. The Settlement Amount Adjustment of $2.0 million calculated in step (b) above in this example would be released to the FPA Investors, along with any remaining funds in the Escrow Accounts with respect to such shares.

In addition, if the FPA Investors hold some or all of their Subscribed Shares until the Valuation Date, and the VWAP Price for any 20 trading days during a 30 consecutive trading day-period is less than $2.00 per share, then we would be required to pay the Settlement Amount Adjustment in stock (unless we elect to pay it in cash), which could cause substantial dilution and further depress the stock price of our common stock. For example, if the FPA Investors held 1,000,000 shares until the Valuation Date, and the applicable VWAP Price was $1.00 per share (which is less than $2.00 per share), then we would be obligated to pay the amount that equals (a) 1,000,000 multiplied by (b) $2.00 minus $1.00, which is $1 million in stock, unless we elect to pay such amount in cash. If we are unable to pay such amount in stock, we may be required under certain of the agreements with the FPA Investors to settle any shortfall in the payment of the Settlement Amount Adjustment in cash. In any case, we would not receive any cash proceeds in this situation.

Optional Early Termination

From time to time and prior to the Valuation Date (any such date, an “OET Date”), each FPA Investor may, in its absolute discretion, terminate in whole or in part of its Forward Purchase Agreement (“Optional Early Termination”) by providing written notice to us and, if applicable, the Escrow Agent (which shall specify the quantity by which the number of shares subject to the escrow arrangement shall be reduced (such quantity, the “Terminated Shares”)). As of each OET Date, we would be entitled to an amount from the Escrow Account equal to the product of (i) the number of Terminated Shares and (ii) the FPA Reset Price as of such OET Date. The FPA Investors would receive an amount that equal to the product of (x) the number of Terminated Shares and (y) the difference between the Initial Redemption Price, which was $10.44 per share, and the existing FPA Reset Price from the Escrow Account, in addition to the proceeds from the sales of the Terminated Shares in the open market.

•        If the trading price of NKGen common stock is higher than the existing FPA Reset Price: The FPA Investors may choose to exercise their Optional Early Termination rights with respect to any Subscribed Shares that they have resold. For example, if the trading price of NKGen common stock is $3.50 per share, and the existing FPA Reset Price is $1.00 per share, and a FPA Investor elects to early terminate 100,000 shares, then we would receive funds from the Escrow Account that equals 100,000 multiplied by $1.00, which equals $100,000. The FPA Investor would receive $944,000 from the Escrow Account which is calculated as (x) 100,000 multiplied by (y) $10.44 minus $1.00. In addition, the FPA Investor would also have received the proceeds from the sale of those Subscribed Shares. For example, assuming the FPA Investor sold those Subscribed Shares for $3.50 per share in the open market, the FPA Investor could potentially receive an additional $350,000 calculated as 100,000 multiplied by $3.50, resulting in an aggregate $1,294,000 from the Escrow Account and the open market sales.

Alternatively, an FPA Investor could choose to sell, for example, the 100,000 shares but elect not to exercise its Optional Early Termination right with respect to such shares, in which case the shares would be considered sold as of the Valuation Date and the calculations described above for shares sold prior to the Valuation Date would apply.

In comparison, if the FPA Investors were to hold the 100,000 shares until maturity (or the Valuation Date), and assuming if the then VWAP Price is $3.50 per share and FPA Reset Price at $1.00 per share, then the FPA Investors would receive (i) the Settlement Amount Adjustment, which would be 100,000 multiplied by $2.00 equaling $200,000, and (ii) (a) 100,000 multiplied by (b) $10.44 minus

$3.50, equaling $694,000, plus (iii) $350,000 from the potential open market sales (based on 100,000 multiplied by $3.00, assuming the FPA Investors sell the 100,000 shares at $3.00 per share in the open market), for an aggregate amount of $1,244,000.

Accordingly, if the trading price exceeds the existing FPA Reset Price by more than $2.00 per share, given the $2.00 per share difference of the Settlement Amount Adjustment which is only paid to FPA Investors if the shares are held until maturity, the FPA Investors would be economically incentivized to sell Subscribed Shares and exercise the Optional Early Termination rights as they would receive potentially more consideration collectively from the Escrow Account and from proceeds from such sales in the open market, less amounts payable to us than if they were to hold the Subscribed Shares until the Valuation Date (as discussed above).

•        If the trading price of NKGen common stock is lower than the existing FPA Reset Price: The FPA Investors would not benefit from the upside scenario discussed above.

Prepayment Shortfall

In addition to the Settlement Amount Adjustment (discussed above), which reduces the cash payment to us for the benefit of the FPA Investors in respect of unsold shares held through maturity, the FPA Investors were also entitled to a prepayment shortfall amount that equals to 0.5% of their Subscribed Shares multiplied by the Initial Redemption Price of $10.44 (the “Prepayment Shortfall”). The FPA Investors were allowed to effect sales of Subscribed Shares, with sales during the first six months following the Closing being sold at price no less than the existing FPA Reset Price, to cover the Prepayment Shortfall (“Shortfall Sales”). Such sales are excluded from the Optional Early Termination calculations and were intended to allow the FPA Investors to cover their legal expenses and fees. If the FPA Investors could not reach the Prepayment Shortfall, then we could, within five business days, decide to either (i) pay the difference between the sales proceeds and the Prepayment Shortfall in cash or (ii) issue and deliver additional shares that equal to such shortfall divided by 90% of the VWAP Price, within 30 calendar days (the “Shortfall Variance Shares”).

Forward Purchase Agreement Amendments

On December 26, 2023, the Company and the Meteora Entities entered into an amendment (the “First Meteora Amendment”) to the Meteora Forward Purchase Agreement. Pursuant to the First Meteora Amendment, the Company and Meteora Entities agreed among other things (i) to lower the FPA Reset Price to be adjusted weekly on the first scheduled trading day of each week commencing with the first calendar month following the Closing Date until the expiration of the first four calendar weeks following the date of the First Meteora Amendment, to be the lowest of (a) the then existing FPA Reset Price and (b) 80% of the VWAP Price of the common stock during the prior week; thereafter, the FPA Reset Price would be adjusted on the first scheduled trading day of each week to be the lowest of (a) the then existing FPA Reset Price and (b) 90% of the VWAP Price of the common stock during the prior week, (ii) to increase the Share Consideration Shares by 200,000 shares, (iii) at the request of the Company, pay an additional Prepayment Shortfall of $500,000 in cash, (iv) at the request of Meteora entities, the Company would provide executed instructions for the Meteora Entities to deliver to the Escrow Agent, instructing the Escrow Agent to immediately remit all amounts held in the Escrow Account to such account as designated by the Meteora Entities, and (v) allow the Meteora Entities to deliver an updated pricing date notice to cover additional shares under the Meteora Forward Purchase Agreement for a total of 767,990 additional shares.

On January 2, 2024, the Company and the Meteora Entities entered into a second amendment (the “Second Meteora Amendment”) to the Meteora Forward Purchase Agreement. Pursuant to the Second Meteora Amendment, the Company and the Meteora Entities agreed to increase the Prepayment Shortfall by $500,000, the request of the Company (which the Company did not exercise), with all other terms and conditions remaining unchanged.

On January 11, 2024, the Company and the Meteora Entities entered into a third amendment (the “Third Meteora Amendment”) to the Meteora Forward Purchase Agreement. Pursuant to the Third Meteora Amendment, the Company and Meteora Entities agreed to increase (i) the Prepayment Shortfall by $500,000 (the “Third Future Shortfall”), and (ii) the Prepayment Shortfall Consideration (as defined in the Third Meteora Amendment) by Shortfall Sales equal to 120% of the Third Future Shortfall. All other terms and conditions remained unchanged.

On January 19, 2024, the Company and Sandia entered into an amendment (the “First Sandia Amendment”) to the Sandia Forward Purchase Agreement. Pursuant to the First Sandia Amendment, the Company and Sandia agreed to, among other things, increase (i) to lower the FPA Reset Price to be adjusted weekly on the first scheduled trading day of each week commencing on January 15, 2024 (retroactively) and January 22, 2024 to be the lowest of (a) 80% of the VWAP Price of the common stock during the prior week and (b) the Initial Redemption Price; thereafter, the Reset Price will be adjusted on the first scheduled trading day of each week to be the lowest of (a) 90% of the VWAP Price of the common stock during the prior week and (b) the Initial Redemption Price, (ii) the Prepayment Shortfall by $250,000 (the “Future Shortfall”), and (iii) the aggregate amount of the Shortfall Sales to equate to 120% of the Future Shortfall.

On February 21, 2024, the Company and the Meteora Entities entered into a fourth amendment (the “Fourth Meteora Amendment”) to the Meteora Forward Purchase Agreement. Pursuant to the Fourth Meteora Amendment, the Company and the Meteora Entities agreed to increase (i) the Prepayment Shortfall by $200,000 and (ii) to increase the Share Consideration Shares by 200,000 shares of the Company’s common stock. All other terms and conditions remained unchanged.

On April 18, 2024, the Company and Sandia entered into a second amendment (the “Second Sandia Amendment”) to the Sandia Forward Purchase Agreement. Pursuant to the Second Sandia Amendment the Company and Sandia agreed to establish a floor on the Reset Price of $1.2743.

On July 12, 2024, the Company and the Meteora Entities entered into a fifth amendment (the “Fifth Meteora Amendment”) to the Meteora Forward Purchase Agreement. Pursuant to the Fifth Meteora Amendment, the Company and the Meteora Entities agreed to increase (i) the Prepayment Shortfall by $200,000 and (ii) to increase the Share Consideration Shares by 200,000 shares of the Company’s common stock. All other terms and conditions remained unchanged.

The Subscribed Shares and Share Consideration Shares together are herein referred to as the FPA Shares.

Other Terms

Under the Forward Purchase Agreements, the FPA Investors and the Company agreed that the number of Shortfall Variance Shares issued to the FPA may not exceed the Nasdaq 19.99% Cap.

Nasdaq Listing Requirements

The Company is subject to the Nasdaq listing rules because our common stock is currently listed on the Nasdaq Capital Market. The issuance of shares of our common stock in the transactions described above and in connection with the conversion of the convertible notes and the exercise of the warrants implicate certain of the Nasdaq listing rules requiring prior stockholder approval in order to maintain our listing on the Nasdaq Capital Market.

Nasdaq listing rule 5635(d) requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of more than 19.99% of our outstanding shares of our common stock (or securities convertible into or exercisable for shares of our common stock) at a price less than the lower of (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement, or (ii) the average closing price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Nasdaq 20% Rule”).

Under the Nasdaq 20% Rule, in no event may we issue to the holders shares of common stock under the transactions described above or upon conversion of the convertible notes and the exercise of the warrants as described above a number of shares of our common stock that result in the issuance of more than the Nasdaq 19.99% Cap unless (i) we obtain stockholder approval to issue shares of common stock in excess of the Nasdaq 19.99% Cap or (ii) the average price of all applicable issuances of common stock to the investors described above (including to holders of the convertible notes and warrants upon conversion or exercise of such convertible notes and warrants) equals or exceeds the lesser of the closing price of our common stock immediately prior to the date that the Convertible Note Documents, Loan Agreement, AR Subscribed Warrants or Forward Purchase Agreements, and any material amendments to the forgoing, as applicable, were executed or the average closing price of our common stock for the 5 trading days immediately prior to the date the Convertible Note Documents, Loan Agreement, AR Subscribed Warrants or Forward Purchase Agreements, and any material amendments to the forgoing, as applicable, were executed, such that issuances of the common stock to the holders under the Convertible Note Documents, Loan Agreement, AR Subscribed Warrants or Forward Purchase Agreements would be exempt from the Nasdaq 19.99% Cap limitation under applicable Nasdaq rules. In any event, the Convertible Note SPAs and the Loan Agreement, and the Forward Purchase Agreements (for certain issuances) specifically provide that we may not issue any shares of our common stock if such issuance would breach the Nasdaq 19.99% Cap.

As a result of the conversion price and certain potential anti-dilution adjustments to the conversion prices under the Convertible Notes and BDW Note and the exercise prices of the Convertible Note Warrants, BDW Warrant and AR Subscribed Warrants, the issuance of our common stock upon conversion of the Convertible Notes and BDW Note and exercise of the Convertible Notes Warrants, BDW Warrant and AR Subscribed Warrants may be at a discount to the market value of our common stock within the meaning of Nasdaq listing rule 5635(d). Further, shares of our common stock issued or issuable in connection with our entry into the Loan Agreement, Convertible Note Documents and Forward Purchase agreements, issued or issuable as consideration shares or otherwise, may be at a discount to the market value of our common stock within the meaning of Nasdaq listing rule 5635(d). Accordingly, we are seeking stockholder approval pursuant to Nasdaq listing rule 5635(d) to (i) permit issuances or potential issuances of shares of our common stock pursuant to the Loan Agreement, Convertible Note Documents and Forward Purchase Agreements, (ii) permit issuances of shares of our common stock to the holders of convertible notes under the Convertible Note Documents the BDW Note upon their conversion and (iii) permit issuances of shares of our common stock to the holders of the warrants under the Convertible Note Documents, the BDW Warrant and the AR Subscribed Warrants upon their exercise in excess of the Nasdaq 19.99% Cap.

Consequences of Not Approving this Proposal

If our stockholders do not approve this proposal, we will be required to continue to seek stockholder approval of this proposal at each meeting of stockholders until we receive stockholder approval of this proposal. The failure of our stockholders to approve this proposal will not negate the existing terms of the documents relating to the Convertible Note Documents, Loan Agreement, BDW Note, BDW Warrant, AR Subscribed Warrants and Forward Purchase Agreements. The Convertible Note Documents, Loan Agreement, BDW Note, BDW Warrant, AR Subscribed Warrants and Forward Purchase Agreements will remain outstanding, and the terms of such agreements and amendments thereto will remain binding obligations of the Company.

Further Information

The information set forth in this Proposal 5 is qualified in its entirety by reference to the full text of:

•        the form of Subscribed Warrants and Warrant Subscription Agreements attached as exhibits 4.1 and 10.1, respectively, to our Current Report on Form 8-K filed with the SEC on September 19, 2023;

•        the Meteora Forward Purchase Agreement attached as exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on September 22, 2023;the Term Sheet

•        the Amended and Restated Warrant Subscription Agreement, Sandia Forward Purchase Agreement and Polar Forward Purchase Agreement attached as exhibits 10.2, 10.3 and 10.4, respectively, to our Current Report on Form 8-K filed with the SEC on September 29, 2023;

•        the First Meteora Amendment attached as exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on December 27, 2023;

•        the Second Meteora Amendment attached as exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 2, 2024;

•        the Third Meteora Amendment attached as exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 11, 2024;

•        the First Sandia Amendment attached as exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 22, 2024;

•        the Term Sheet attached as exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on February 12, 2024;

•        the Fourth Meteora Amendment attached as exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on February 22, 2024;

•        the FirstFire Warrants, March Meteora Warrants, FirstFire Note, FirstFire SPA, March Meteora Note and First Meteora SPA attached as exhibits 4.1, 4.2, 10.1, 10.2, 10.3 and 10.4, respectively, to our Current Reports on Form 8-K filed with the SEC on March 27, 2024;

•        the April AJB Warrants, Sandia Warrants, April AJB Note, April AJB SPA, Sandia Note and Sandia SPA attached as exhibits 4.1, 4.2, 10.1, 10.2, 10.3 and 10.4, respectively, to our Current Report on Form 8-K filed with the SEC on April 5, 2024;

•        the BDW Warrant, Loan Agreement and BDW Note attached as exhibits 4.1, 10.1 and 10.2, respectively, to our Current Report on Form 8-K filed with the SEC on April 11, 2024;

•        the Second Sandia Amendment attached as exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on April 24, 2024;

•        the form of AR Subscribed Warrants attached as exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on April 29, 2024;

•        the May Meteora Warrants, First Tranche Warrants, May AJB Warrants, May Meteora Note, Second Meteora SPA, Alpha Note, Alpha SPA, May AJB Note and May AJB SPA attached as exhibits 4.1, 4.2, 4.3, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to our Current Report on Form 8-K filed with the SEC on May 10, 2024;

•        the June AJB Warrants and June AJB Note attached as exhibits 4.1 and 10.1, respectively, to our Current Report on Form 8-K filed with the SEC on June 21, 2024; and

•        the Fifth Meteora Amendment attached as exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on July 17, 2024.

Stockholders are urged to carefully read these documents.

Vote Required and Board’s Recommendation

Approval of the issuance of shares of common stock to the investors under the Convertible Note Documents, BDW, the PIPE Investors and FPA Investors in excess of 19.99% of our outstanding shares of common stock pursuant to Nasdaq Listing Rule 5635(d) requires the affirmative vote of a majority of the shares entitled to vote on this proposal, present in person (including via live webcast) or represented by proxy at a meeting at which a quorum is present. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will have the effect of a vote against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have the effect of a vote against this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK IN EXCESS OF 19.99% OF OUR OUTSTANDING SHARES OF COMMON STOCK PURSUANT TO NASDAQ LISTING RULES.

PROPOSAL 3:
AUTHORIZATION TO ADJOURN THE ANNUAL MEETING

If the Annual Meeting is convened and a quorum is present, but there are not sufficient votes to approve the above proposals, one or more of our proxy holders may move to adjourn the Annual Meeting at that time in order to enable our Board to solicit additional proxies.

In this proposal, we are asking our stockholders to authorize one or more of our proxy holders to adjourn the Annual Meeting to another time and place, if necessary, to solicit additional proxies in the event that there are not sufficient votes to approve the above proposals. If our stockholders approve this proposal, one or more of our proxy holders can adjourn the Annual Meeting and any adjourned session of the Annual Meeting to allow for additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat any or all of the above proposals, we could adjourn the Annual Meeting without a vote on such proposals and seek to convince our stockholders to change their votes in favor of such proposals.

If it is necessary to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned, so long as the meeting is adjourned for 60 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required and Recommendation of the Board of Directors

The approval of Proposal 3 requires the number of votes cast in favor of the proposal to exceed the number of votes cast against the action. Abstentions and broker non-votes will have no effect on this proposal. The Board recommends that stockholders vote FOR the approval to authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the above proposals.

AUDIT COMMITTEE REPORT

The audit committee assists the Board with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the Company’s accounting policies, internal control over financial reporting and disclosure controls and procedures. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s financial statements.

We have reviewed and discussed with management and Ernst & Young LLP the Company’s audited financial statements. We discussed with Ernst & Young LLP the overall scope and plans of their audit. We met with Ernst & Young LLP, with and without management present, to discuss the results of its examinations, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

With regard to the fiscal year ended December 31, 2023, the audit committee (i) reviewed and discussed with management the Company’s audited financial statements as of December 31, 2023, and for the year then ended; (ii) discussed with Enrst & Young LLP the matters required by Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission; (iii) received the written disclosures and the letter from Erst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee regarding independence; and (iv) discussed with Ernst & Young LLP their independence.

Based on the review and discussions described above, the audit committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

Kathleen Scott (Chair)
Michael Klowden

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of our 2023 annual report on Form 10-K, and the amendment thereto on Form 10-K/A, have been mailed concurrently with this proxy statement to stockholders entitled to notice of and to vote at the Annual Meeting, provided that we have not included the exhibits to (i) the Form 10-K or (ii) the amendment thereto on Form 10-K/A. We will provide copies of these exhibits without cost upon request by eligible stockholders. Requests for copies of such exhibits should be mailed to NKGen Biotech, Inc., 3001 Daimler St. Santa Ana, California 92705, Attention: Corporate Secretary.

OTHER PROPOSED ACTION

Our Board does not intend to bring any other matters before the Annual Meeting, nor does it know of any matters which other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this proxy statement properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the Board.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders may be “householding” our proxy materials. A single copy of the proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, please (1) notify your broker, or (2) direct your written request to NKGen Biotech, Inc., 3001 Daimler St. Santa Ana, California 92705, Attention: Corporate Secretary. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their brokers. In addition, upon written request to the address set forth above, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of the documents was delivered.

STOCKHOLDER PROPOSALS AND SUBMISSIONS

In order to be eligible for inclusion in our proxy statement and form of proxy for our 2025 Annual Meeting, a proposal of a stockholder, including the submission of a stockholder nominee for election to our Board of Directors, must be received at our principal executive offices located in Santa Ana, California no later than January 17, 2025 (the “Deadline”). For any proposal that a stockholder wishes to propose for consideration at the 2025 Annual Meeting but does not wish to include in the proxy materials for that meeting, NKGen Bylaws require a notice of the proposal to be delivered not later than the close of business on the 90th day, nor earlier than the 120th day, prior to the first anniversary of the immediately preceding year’s annual meeting. The notice of the proposal also must comply with the content requirements for such notices set forth in NKGen Bylaws.

Whether or not you expect to be present at the Annual Meeting, please sign and return the enclosed proxy promptly. Your vote is important. If you are a stockholder of record and attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at any time prior to the vote.

By Order of the Board of Directors NKGEN BIOTECH, INC.
/s/ Paul Y. Song
Paul Y. Song
Chief Executive Officer

Santa Ana California
July 22, 2024

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.cstproxyvote.com
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote
PHONE Call 1 (866) 894-0536
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided
NKGEN BIOTECH, INC.
Annual Meeting of Stockholders
For Stockholders of record as of July 11, 2024

TIME: August 28, 2024, at 3:00 p.m. Eastern Time
PLACE: Winston & Strawn LLP located at 800 Capitol Street, Suite 2400, Houston, Texas, 77002 United States

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Paul Y. Song (the “Named Proxy”) as proxy with the power to appoint his or her substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NKGen Biotech, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 P.M. Eastern Time on August 28, 2024 and any adjournment or postponement thereof. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the sections titled “How Do I Vote by Proxy” and “How Do I Vote in Person”.

THIS PROXY, WHEN PROPERLY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS SPECIFIED IN THE PROXY STATEMENT. THE NAMED PROXY IS AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxy cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

NKGen Biotech, Inc.
Annual Meeting of Stockholders

Please make your marks like this:	☒
THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1, 2 AND 3
	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS
1.	To elect one Board nominee to the Board of Directors of the Company, to serve until the 2027 annual meeting of stockholders of the Company or until such person’s successor is qualified and elected;
	1.01 Marco Gottardis	FOR ☐	AGAINST ☐	ABSTAIN ☐	FOR
2.	To approval of the potential issuance of shares of common stock in excess of 19.99% of our outstanding shares of common stock pursuant to Nasdaq listing rules;	FOR ☐	AGAINST ☐	ABSTAIN ☐	FOR
3.

To authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve any of the above proposals;

		FOR ☐	AGAINST ☐	ABSTAIN ☐	FOR

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED PRE-PAID ENVELOPE.

Please sign exactly as your name or name(s) appears on this Proxy Card. If held in joint tenancy, all persons should sign individually. If signing as a fiduciary or attorney, please give your exact title. Corporations should provide the full name of the corporation and the title of the authorized officer signing the Proxy/Vote Form.

Signature (and title, if applicable)	Date	Signature (if held jointly)	Date